Exhibit 10.31

THIS NOTE AND WARRANT PURCHASE AGREEMENT (AND ALL PAYMENT AND ENFORCEMENT PROVISIONS HEREIN) IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT, DATED AS OF NOVEMBER 1, 2012, BY AND AMONG THE COMPANY, THE INVESTORS AND SILICON VALLEY BANK (“SVB”) (THE “SUBORDINATION AGREEMENT”). IN THE EVENT OF ANY INCONSISTENCY BETWEEN THIS AGREEMENT AND THE SUBORDINATION AGREEMENT, THE TERMS OF THE SUBORDINATION AGREEMENT SHALL CONTROL.

IRHYTHM TECHNOLOGIES, INC.

NOTE AND WARRANT PURCHASE AGREEMENT

This NOTE AND WARRANT PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of November 1, 2012 (the “Effective Date”), by and among iRhythm Technologies, Inc., a Delaware corporation (the “Company”), and the persons and entities (each, an “Investor” and collectively, the “Investors”) listed on the Schedule of Investors attached hereto as Exhibit A (the “Schedule of Investors”).

RECITALS

WHEREAS, upon the terms and subject to the conditions set forth herein, the Company is willing to sell to each stockholder of the Company that is an “accredited investor”, as defined pursuant to Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and that has funded investments in the Company equal in value to at least $25,000 and/or that is a significant holder of capital stock of the Company as determined by the Company and as set forth on Exhibit G hereto (each, an “Eligible Investor,” and collectively, the “Eligible Investors”), subordinated convertible promissory notes (each a “Note,” and collectively, the “Notes”), together with corresponding warrants to purchase shares of the Company’s capital stock (“Warrants”); and

WHEREAS, unless otherwise stated, capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the form of Note, in substantially the form of Exhibit B hereto.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1

The Notes and Warrants

1.1. Issuance of Convertible Promissory Notes. Subject to all of the terms and conditions of this Agreement, at each Closing (as defined below), the Company agrees to issue and sell to each of the Investors, and each of the Investors severally agrees to purchase, a Note in the principal amount set forth opposite such Investor’s name on the Schedule of Investors. The securities into which the Notes are convertible are referred to herein as the “Note Conversion Shares.” The obligations of the Investors to purchase Notes are several and not joint. The aggregate principal amount of all Notes that may be issued and sold hereunder shall not exceed $3,500,000 (the “Total Note Principal Amount”).

1.2. Warrants to Purchase Shares. In consideration for the purchase by each Investor of such Investor’s Note at the Initial Closing or an Additional Closing (as defined below), the Company will issue to such Investor at each such Closing a Warrant, in substantially the form of Exhibit C hereto, for a purchase price equal to 0.01% of the principal amount of the corresponding Note. The Company and each Investor agree that such purchase price allocation represents the parties’ good faith allocation of the purchase price of the Notes and Warrants and shall be used for all purposes, including income tax reporting by the Company. The securities for which the Warrants are exercisable are referred to herein as the “Warrant Shares.” The Notes and the Note Conversion Shares, the Warrants and the Warrant Shares, and the Common Stock issuable upon conversion of the Note Conversion Shares and Warrant Shares, are sometimes collectively referred to herein as the “Securities.”

1.3. Place and Date of Closing. Subject to the terms and conditions of this Agreement, the purchase, sale and issuance of the Notes and Warrants shall take place at one (1) or more closings (each, a “Closing”).

(a) Initial Closing. The initial Closing (the “Initial Closing”) shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, CA 94304 at 1:00 p.m. Pacific time, on or around October 26, 2012, or at such other time as the Company and a majority in interest of the Investors participating in the Initial Closing may determine.

(b) Additional Closings. The Company may sell and issue at one (1) or more additional Closings (each, an “Additional Closing”), at such times and places as determined by the Company, in its sole discretion (each, an “Additional Closing Date”), up to the balance of the unissued Notes (the “Remaining Amount”): (i) first, to those Eligible Investors that, following the Initial Closing, have not purchased at least their respective full Pro Rata Shares; (ii) second, to the Investors that previously purchased at least their respective full Pro Rata Shares (each, a “Fully Participating Investor”, and collectively, the “Fully Participating Investors”), as allocated in accordance with Section 1.3(d); and (iii) third, if any portion of the Remaining Amount has not been purchased by (A) such Eligible Investors purchasing at least their respective full Pro Rata Shares, or (B) the Fully Participating Investors in accordance with Section 1.3(d), to such persons or entities (each, an “Other Investor” and collectively, the “Other Investors”) and in such amounts as may be mutually agreed upon by the Company and the holders of greater than fifty percent (50%) of the then aggregate outstanding principal amount of the Notes (a “Majority in Interest of Investors”). The Company may conduct such Additional Closings until the date that is sixty (60) days following the Initial Closing (the end of such period, the “Final Closing Date”). After each Additional Closing, the Company shall update the Schedule of Investors to list any Other Investors purchasing Notes and Warrants hereunder.

(c) General. For the avoidance of doubt, each of the Initial Closing and each Additional Closing is referred to herein as a “Closing.” Each of the Initial Closing Date and each Additional Closing Date is referred to herein as a “Closing Date.” At each Closing, the Company will deliver to each Investor the Note and Warrant to be purchased by such Investor, against receipt by the Company of the corresponding principal amount funded by such Investor and the purchase price of the corresponding Warrant. Each of the Notes and the Warrants will be registered in such Investor’s name in the Company’s records.

(d) Additional Allocations. Subject to Section 1.3(b), if there is any portion of the Remaining Amount due to one or more Eligible Investor’s failure to purchase at least their respective full Pro Rata Shares on or prior to the Final Closing Date, each Fully Participating Investor shall have the right to purchase an additional Note in the principal amount equal to all or any part of such Remaining Amount; provided, however, that to the extent the aggregate principal amount of Notes that the Fully Participating Investors desire to purchase exceeds the Remaining Amount, each Fully Participating Investor so electing to purchase all or any part of such Remaining Amount (each, an “Electing Fully Participating Investor” and together, the “Electing Fully Participating Investors”) shall be entitled to purchase a Note in the principal amount equal to the product obtained by multiplying: (i) the Remaining Amount, by (ii) a fraction, (A) the numerator of which shall be the Pro Rata Share of such Electing Fully Participating Investor, and (B) the

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denominator of which shall be the sum of the Pro Rata Shares of all Electing Fully Participating Investors. The sale and purchase of such Notes shall take place at an Additional Closing or Additional Closings on or prior to the Final Closing Date.

1.4. Definitions.

(a) “Pro Rata Share” shall mean: (i) with respect to each Eligible Investor that is a holder of the Company’s Preferred Stock, the amount obtained by multiplying: (A) $3,000,000; by (B) a fraction, (x) the numerator of which shall be the number of shares of Preferred Stock (calculated on an as-converted to Common Stock basis) held by such Eligible Investor that is a holder of Preferred Stock, and (y) the denominator of which shall be the number of shares of Preferred Stock (calculated on an as-converted-to Common Stock basis) held by all Eligible Investors that are holders of Preferred Stock, in each case measured as of immediately prior to the Initial Closing; and (ii) with respect to each Eligible Investor that is a holder of the Company’s Common Stock, the amount obtained by multiplying: (a) $3,000,000; by (b) a fraction, (x) the numerator of which is the number of shares of Common Stock held by the Eligible Investor (calculated on an as-converted to Common Stock basis) and (y) the denominator of which is the total number of issued and outstanding shares of capital stock of the Company held by all Eligible Investors (calculated on an as-converted to Common Stock basis), in each case measured as of immediately prior to the Initial Closing. Each Eligible Investor’s Pro Rata Share is set forth opposite such Eligible Investor’s name on Exhibit G hereto.

(b) “Transaction Documents” shall mean this Agreement, the Notes, the Warrants and the Subordination Agreement.

1.5. Use of Proceeds. The proceeds of the sale and issuance of the Notes and Warrants shall be used for general corporate purposes.

1.6. Payments. The Company will make all cash payments due under the Notes in immediately available funds by 1:00 p.m. Pacific time on the date such payment is due at the address for such purpose specified below each Investor’s name on the Schedule of Investors, or at such other address, or in such other manner, as an Investor or other registered holder of a Note may from time to time direct in writing.

SECTION 2

Representations and Warranties of the Company

A Schedule of Exceptions, attached hereto as Exhibit D (each, a “Schedule of Exceptions”) shall be delivered to the Investors in connection with each Closing. Except as set forth on the Schedule of Exceptions, which exceptions shall be deemed to be representations and warranties hereunder, delivered to the Investors at the applicable Closing, the Company hereby represents and warrants to the Investors as follows:

2.1. Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite legal and corporate power and authority to own and operate its properties and assets, to carry on its business as presently conducted or proposed to be conducted, to execute and deliver the Transaction Documents, to issue and sell the Notes and the Note Conversion Shares, and the Warrants and the Warrant Shares, and to perform its obligations pursuant to the Transaction Documents. The Company is presently qualified to do business as a foreign corporation in California and in each other jurisdiction where the failure to be so qualified has had or could reasonably be expected to have a material adverse effect on the Company’s financial condition, operations, properties, assets, liabilities, prospects or business as now conducted or proposed to be conducted (a “Material Adverse Effect”).

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2.2. Subsidiaries. The Company does not own or control (and has never owned or controlled), directly or indirectly, any interest in any corporation, partnership, limited liability company, association or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement. Since its inception, the Company has not consolidated or merged with, acquired all or substantially all of the assets of, or acquired the stock of or any interest in any corporation, partnership, association, or other business entity.

2.3. Capitalization. Immediately prior to the Initial Closing:

(a) The authorized capital stock of the Company will consist of: (i) 60,000,000 shares of Common Stock, of which 7,245,527 shares are issued and outstanding; and (ii) 33,747,093shares of Preferred Stock, consisting of (A) 20,093,232 shares of which are designated Series A Preferred Stock, of which 19,948,052 shares are issued and outstanding, (B) 3,666,416 shares of which are designated Series B Preferred Stock, of which 3,589,247 shares are issued and outstanding, and (C) 9,987,445 shares of which are designated Series C Preferred Stock, of which 7,950,056 shares are issued and outstanding. Warrants to purchase up to 145,180 shares of Series A Preferred Stock and up to 77,169 shares of Series B Preferred Stock, respectively, are issued and outstanding.

(b) The outstanding shares of capital stock of the Company have been duly authorized and validly issued in compliance with applicable laws, and are fully paid and nonassessable.

(c) The Company has reserved 8,938,724 shares of Common Stock authorized for issuance to employees, consultants and directors pursuant to the Company’s 2006 Stock Plan (the “2006 Stock Plan”), under which options or other rights to purchase 7,753,887 shares of Common Stock are issued and outstanding, 1,052,644 shares of Common Stock remain available for issuance, and 132,193 shares of Common Stock have been issued upon exercise of stock options or other rights previously granted, each as of the date of this Agreement.

(d) Except for the: (i) the Notes and the Note Conversion Shares; (ii) the Warrants and the Warrant Shares; (iii) the conversion privileges of the Preferred Stock; (iv) the rights provided pursuant to the Amended and Restated Investors’ Rights Agreement, dated as of April 26, 2011 (the “Rights Agreement”), the Amended and Restated Voting Agreement, dated as of October 13, 2011, and the Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of April 26, 2011 (each as may be amended from time to time); (v) the shares reserved for issuance pursuant to the 2006 Stock Plan as described above; and (vi) the warrants to purchase up to 145,180 shares of Series A Preferred Stock and up to 77,169 shares of Series B Preferred Stock, there are no options, warrants or other rights (including conversion or preemptive rights and rights of first refusal or similar rights) to purchase any of the Company’s authorized and unissued capital stock.

2.4. Authorization. All corporate action on the part of the Company and its directors, officers and stockholders necessary for: (a) the authorization, execution and delivery of the Transaction Documents by the Company; (b) the authorization, sale, issuance and delivery of the Notes and Warrants at each Closing, the Note Conversion Shares issuable upon conversion of the Notes, the Warrant Shares issuable upon exercise of the Warrants, and the Common Stock issuable upon conversion of the Note Conversion Shares and Warrant Shares; and (c) the performance of all of the Company’s obligations under the Transaction Documents has been taken or will be taken prior to the Initial Closing. The Transaction Documents, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except: (i) as limited by rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity; and (ii) to the extent the indemnification provisions contained in the Rights Agreement may further be limited by applicable laws and principles of public policy.

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2.5. Financial Statements. The Company has made available to the Investors: (a) the audited balance sheet as of December 31, 2011 and the related statements of operations and cash flows for the fiscal year then-ended; and (b) the unaudited balance sheet and related statements of operations and cash flows as of and for the nine (9)-month period ended September 30, 2012 (the “Financial Statements”). With the exception of the items noted in Section 2.5 of the Schedule of Exceptions, the Financial Statements are true and correct in all material respects and present fairly the financial condition and operating results of the Company as of the dates and during the periods indicated therein. The Financial Statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements may exclude certain footnotes required under GAAP and are subject to normal year-end audit adjustments, which are not expected to be material either individually or in the aggregate. Except as set forth in the Financial Statements, the Company has no liabilities or obligations, contingent or otherwise, other than liabilities incurred in the ordinary course of business subsequent to September 30, 2012. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

2.6. Material Contracts.

(a) Except for the agreements explicitly contemplated hereby, there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound (written or otherwise) which may involve: (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $100,000; (ii) the license of any patent, trademark, copyright, trade secret or other proprietary right to or from the Company; (iii) provisions restricting or affecting the development, manufacture, license, marketing, distribution or sale of the Company’s products or services; or (iv) indemnification by the Company with respect to infringements of proprietary rights (each, a “Material Contract” and, collectively the “Material Contracts”). All of the Material Contracts are valid, binding and in full force and effect, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies and to general principles of equity. Neither the Company nor, to the Company’s knowledge, any other party to any Material Contract is in default under the terms any such Material Contract.

(b) Except for: (i) agreements explicitly contemplated hereby; (ii) option agreements and stock purchase agreements with employees, directors and consultants in the Company’s service (including all exhibits to such option and stock purchase agreements); (iii) offer letters of employment with the Company’s employees and similar letters and/or agreements with other service providers to the Company; and (iv) agreements set forth under Section 2.6(b) of the Schedule of Exceptions, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, or holders of the Company’s outstanding capital stock or any affiliate thereof, including, without limitation, spouses, or family members of any such officer, director or holders of such outstanding capital stock.

(c) The Company has not: (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock; (ii) incurred or guaranteed any indebtedness for money borrowed or incurred or guaranteed any other liabilities individually in excess of $50,000 or in excess of $100,000 in the aggregate; (iii) made any loans or advances to any person, other than ordinary advances for travel expenses; or (iv) sold, exchanged or otherwise disposed of any of its assets or rights (other than in the ordinary course of business of the Company).

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For the purposes of subsections (a) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company knows to be affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

2.7. Intellectual Property.

(a) The Schedule of Exceptions sets forth a true, correct and complete list, as of the date of this Agreement, of: (i) all patents and patent applications owned by the Company; (ii) all registered and unregistered trademarks, service marks and trade names and applications therefor, owned or claimed to be owned by the Company; and (iii) all registered and material unregistered copyrights and copyright applications owned by the Company. The Company has previously disclosed to the Investors all information, documents and material that is actually known by the Company and that, as of the date of this Agreement, is substantive or material in connection with or related to its Intellectual Property as it relates to the Company’s business as currently conducted, including, without limitation, with respect to any patents owned or used in its business. The Company has taken all steps necessary or prudent to maintain and protect its right, title and interest in and to its Intellectual Property (as defined below), including in response to any actions taken by governmental authorities, as are customary for similarly situated companies engaged in the same or similar business. For purposes of this Agreement, the term “Intellectual Property” means all know how, intellectual property, inventions (whether or not patentable), discoveries, processes, machines, manufactures, compositions of matter, improvements, techniques, methods, ideas, concepts, procedures, formulas, designs, technical data, medical analysis, product development data, clinical and research data, technology secret processes, trade secrets, prototypes, specifications, plans, software, promotional and marketing materials, any patents or patents applications, any registered and unregistered trademarks, service marks and trade names and applications therefor, any registered and unregistered copyrights, copyright applications and copyright renewals, and all goodwill associated with any of the foregoing.

(b) The Schedule of Exceptions sets forth a complete list of all licenses, agreements, authorizations and/or permissions pursuant to which the Company uses any one (1) or more items of Intellectual Property licensed from third parties in connection with the ongoing business of the Company (“Licensed IP Agreements”), other than software that is generally commercially available at retail. The Company has made available to the Investors correct and complete copies of each of the Licensed IP Agreements. Each of the Licensed IP Agreements is legal, valid, binding, enforceable, and in full force and effect. The Company has performed all obligations imposed upon it under each of the Licensed IP Agreements, and is not in breach of any of the Licensed IP Agreements, and, to the Company’s knowledge, no other party to any of the Licensed IP Agreements is in breach thereof. The Company has not granted any sublicense or similar right with respect to the Licensed IP Agreements. The Company has not received any notice that the other parties to the Licensed IP Agreements intend to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or right thereunder. The consummation of the transactions contemplated hereby and by the other Agreements will not cause a breach of any of the Licensed IP Agreements. The Company has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the Company’s business.

(c) The Schedule of Exceptions sets forth a complete list of all licenses and agreements pursuant to which the Company has granted to any person or party a license or sublicense to use any one (1) or more items of Intellectual Property used by the Company in connection with the ongoing business of the Company (“IP Agreements”), exclusive of any evaluation license or non-disclosure agreements related to the Company’s third party evaluation process. The Company has made available to the Investors correct and complete copies of each of the IP Agreements. Each of the IP Agreements is legal, valid, binding,

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enforceable, and in full force and effect. The Company has performed all obligations imposed upon it under each of the IP Agreements, and is neither in breach of, nor has incurred any indemnification obligations under, any one or more of the IP Agreements. The Company has not granted any sublicense or similar right with respect to the IP Agreements. The consummation of the transactions contemplated hereby and by the other Transaction Documents will not cause a breach of any of the IP Agreements.

(d) The Company possesses all right, title and interest in and to, and is the sole and exclusive owner of the Intellectual Property, including, without limitation, all patents, trademarks and copyrights (and any applications for any of the foregoing), listed on the Schedule of Exceptions. The Company is the sole and exclusive licensee of the Licensed IP Agreements, and has the right to use such Intellectual Property in the operation of its business as presently conducted and as presently proposed to be conducted. As of the Initial Closing, the Company has not received any written notice that its rights in such Intellectual Property have been or will be declared unenforceable or otherwise invalid by any court or governmental authority. No infringement, misuse or misappropriation of any such Intellectual Property by a third party has come to the Company’s attention, either orally or in writing.

(e) No third party has made a claim, assertion or, to the Company’s knowledge, threatened assertion, either orally or in writing, that the Company is interfering with, infringing, misusing, misappropriating or otherwise conflicting with such third party’s Intellectual Property.

(f) Except as set forth in the Schedule of Exceptions, the Intellectual Property owned or otherwise used by the Company is free and clear of all material liens or other restrictions, and no such item of Intellectual Property is subject to any outstanding injunction, judgment, order, decree, ruling or charge. No action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending (or, to the Company’s knowledge, threatened) against the Company, which challenges the legality, validity, enforceability or ownership of, or the right of the Company to use, any one or more items of the Intellectual Property owned or used by the Company in connection with its business as currently conducted. Except as set forth in the Schedule of Exceptions, the Company has not agreed to indemnify any person or party for or against any interference, infringement, misappropriation, or other conflict with respect to any one or more items of the Intellectual Property owned or licensed by the Company.

(g) The Company has taken all steps reasonably necessary to ensure that it has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property right of any third party in the conduct of its business as presently conducted, and the Company has no knowledge of any such interference, infringement, misappropriation or conflict. To the knowledge of the Company, the operation of the business of the Company and the manufacture, marketing, sale or distribution of the Company’s products has not and does not interfere with, infringe upon or constitute misappropriation of the Intellectual Property rights of any third party.

(h) No director, officer, stockholder, employee of or consultant to or other affiliate of the Company owns, directly or indirectly, in whole or in part, any interest in any of the Intellectual Property owned or used by the Company.

(i) The Company has not disclosed to any person or party, other than in the ordinary course of business of the Company, consistent with past practice and pursuant to valid written non-disclosure and non-use agreements, any proprietary or otherwise confidential information relating to the Intellectual Property owned or licensed by the Company. The Company has at all times maintained reasonable procedures to protect all trade secrets and other confidential information of the Company. The Company and, to the Company’s knowledge, each other party to any Licensed IP Agreement or IP Agreement, is not under any contractual or other obligation to disclose any proprietary information relating to the Intellectual Property

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owned, developed or licensed by the Company (unless required by law) and no event has taken place, including the execution and delivery of this Agreement or the other Transaction Documents and the transactions contemplated hereby and thereby or any related change in the business activities of the Company, that would give rise to such obligation. The Company has disclosed trade secrets solely as required for the conduct of its business in the ordinary course and solely under non-disclosure and non-use agreements.

2.8. Title to Properties and Assets; Liens. The Company has good and marketable title to its properties and assets, and has good title to all its leasehold interests, in each case subject to no material mortgage, pledge, lien, lease, encumbrance or charge, other than: (a) liens for current taxes not yet due and payable; (b) liens imposed by law and incurred in the ordinary course of business for obligations not past due; (c) liens in respect of pledges or deposits under workers’ compensation laws or similar legislation; and (d) liens, encumbrances and defects in title which do not in any case materially detract from the value of the property subject thereto, and which have not arisen otherwise than in the ordinary course of business of the Company. With respect to the property and assets it leases, the Company is in compliance with such leases in all material respects and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

2.9. Compliance with Other Instruments. The Company is not in violation of any term of its Restated Certificate or Bylaws, each as amended to date, or in any material respect, of any term or provision of any material mortgage, indebtedness, indenture, contract, agreement, instrument, judgment, order or decree to which it is party or by which it is bound. The Company is not in violation of any federal or state statute, rule or regulation applicable to the Company, the violation of which would have a Material Adverse Effect. The execution and delivery of the Agreements by the Company, the performance by the Company of its obligations pursuant to the Agreements, and the issuance of the Securities, will not result in any violation of, or conflict with, or constitute a default under, the Company’s Certificate of Incorporation or Bylaws, each as amended to date, or any of its agreements, nor result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, forfeiture or nonrenewal of any material permit or license applicable to the Company.

2.10. Litigation. There are no claims, arbitrations, complaints, chares, actions, suits, proceedings or investigations pending against the Company or its properties or against any current or former officer, director or employee in their capacity as such or that questions the validity of the Agreement of the rights of the Company to enter into them or to consummate the transactions contemplated thereby (nor has the Company received notice of any threat of any of the foregoing). The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There are no claims, arbitrations, complaints, charges, actions, suits, proceedings or investigations by the Company pending or which the Company intends to initiate against any other person or entity.

2.11. Compliance with Health Care Laws.

(a) The Company meets, in all respects, the requirements of participation and payment of all Government Health Care Programs (as defined below) in which it participates or to which it submits any invoices or bills, and is a party to valid participation agreements for payment by such Government Health Care Programs if the Company bills a particular Government Health Care Program for services or procedures or is otherwise required to meet such requirements. There is no action pending, received or, to the knowledge of the Company, threatened against the Company that relates directly to a violation of any laws pertaining to the Government Health Care Programs or that could result in the imposition of penalties or the exclusion by any of them from participation in any Government Health Care Program. For purposes of this Agreement, the term “Government Health Care Program” means any program operated or funded (in whole or in part) by any governmental entity that provides or pays for the delivery of health care services, supplies or equipment, including, without limitation, Medicare and Medicaid.

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(b) The Company is in compliance with all applicable Health Care Laws, in all material respects. For purposes of this Agreement, the term “Health Care Laws” means all federal or state, civil or criminal health care laws applicable to the Company or its business that pertain to the delivery of or payment for health care services or products; the operation of Government Health Care Programs; medical device marketing or manufacturing; certification requirements for the provision of health care services; conduct of medical research; handling of medical devices; reprocessing of medical devices; and/or handling of medical waste or infectious materials, including, without limitation, the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), the Stark Law (42 U.S.C. § 1395nn), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.), the exclusion laws, SSA § 1128 (42 U.S.C. 1320a-7), or the regulations promulgated pursuant to such laws, and comparable state and federal laws and regulations applicable to the Company or its business.

(c) All material reports, documents, applications, claims and notices required to be filed, maintained, or furnished to any governmental entity with respect to the marketing, sale or manufacture by the Company of any item or service marketed, sold or manufactured by or on behalf of the Company have been so filed, maintained or furnished, except to the extent that any failure to do so would not have a Material Adverse Effect. All such reports, documents, claims and notices were complete and correct in all material respects on the date filed (or were corrected in or supplemented by a subsequent filing) such that no liability exists with respect to such filings. All reports required to be filed by the Company with any governmental entity regarding any incidents, injuries or defects in any products marketed, sold or manufactured by the Company have been timely filed.

(d) Neither the Company, nor any employee, owner or officer of the Company (to the extent applicable) has ever been excluded from participation in any Government Health Care Program.

2.12. FDA Compliance.

(a) The operations of the Company, including, without limitation, the manufacture, import, export, testing, development, processing, packaging, labeling, storage, marketing and distribution of all products, are in compliance in all material respects with all applicable federal and state laws and permits held by the Company including, without limitation, those administered by the Food and Drug Administration (the “FDA”) relating to the business, assets, properties, products, operations or processes of the Company. There are no actual or, to the knowledge of the Company, threatened actions against the Company by the FDA or any other governmental entity that has jurisdiction over the operations of the Company. The Company has not received notice of any pending or threatened claim, and the Company has no knowledge that any governmental entity is considering such action.

(b) The Company has not received any FDA Form 483 notice of adverse findings, warning letters, untitled letters or other written correspondence or notice from the FDA, or other governmental entity alleging or asserting noncompliance with any applicable federal or state laws or permits, and the Company has no knowledge that the FDA or any governmental entity is considering such action.

(c) All studies, tests and preclinical and clinical trials being conducted by or on behalf of the Company are being conducted in compliance in all material respects with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and applicable federal and state laws. The Company has not received any notices, correspondence or other communication from the FDA or

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any other governmental entity requiring the termination, suspension or material modification of any clinical trials conducted by, or on behalf of, the Company, or in which they have participated, and the Company has no knowledge that the FDA or any other governmental entity is considering such action.

(d) The manufacture of products by, or on behalf of, the Company is being conducted in compliance in all material respects with all applicable laws including the FDA’s Quality Systems Regulation. In addition, the Company, and, to the Company’s knowledge, any third-party manufacturer of products on the Company’s behalf, are in material compliance with all applicable FDA requirements, including registration and listing requirements set forth in 21 U.S.C. Section 360 and 21 C.F.R. Part 207.

(e) The Company is not the subject of any pending or, to the Company’s knowledge, threatened investigation by the FDA pursuant to its “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto. The Company has not, to the Company’s knowledge, committed any act, made any statement, or failed to make any statement that would provide a basis for the FDA to invoke its policy with respect to “Fraud, Untrue Statements of Material Facts, Bribery and Illegal Gratuities” and any amendments thereto.

(f) To the extent that the Company markets or sells any products or services in any jurisdiction outside of the United States, or manufactures any products outside of the United States, the Company has acted in compliance in all material respects with the applicable laws of such jurisdiction pertaining to the approval of marketing or sale of such medical devices; the use of good manufacturing practices; and such other laws and regulations that that pertain to the same subject area under the jurisdiction of the FDA.

2.13. Governmental Consent. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Notes and the Note Conversion Shares, and the Warrants and the Warrant Shares, or the consummation of any other transaction contemplated by this Agreement or any of the other Transaction Documents, except: (a) the filing of such notices as may be required under the Securities Act; and (b) such filings as may be required under applicable state securities laws, which have been made or will be made in a timely manner.

2.14. Permits. The Company has all franchises, permits, licenses, and any similar authority materially necessary for the conduct of its business as now being conducted by it and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as presently planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

2.15. Environmental and Safety Laws. To the knowledge of the Company, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and, to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

2.16. Tax Returns and Payments. The Company has duly and timely filed all material tax returns (federal, state, local and foreign) required to be filed by it and there are no waivers of applicable statutes of limitations in effect with respect to taxes for any year. All taxes shown to be due and payable on such returns, any assessments imposed, and all other taxes due and payable by the Company on or before the Initial Closing, have been paid or will be paid prior to the time they become delinquent. The Company has not been advised: (a) that any of its returns, federal, state or other, have been audited in the past or are being audited as of the date hereof; or (b) of any deficiency in assessment or proposed judgment to its federal, state or other

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taxes. The Company has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date hereof that is not adequately provided for. The Company believes in good faith that any “nonqualified deferred compensation plan” (as such term is defined under Section 409A(d)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), and the guidance thereunder) under which the Company makes, is obligated to make or promises to make, payments (each, a “409A Plan”) complies in all material respects, in both form and operation, with the requirements of Section 409A of the Code and the guidance thereunder. To the knowledge of the Company, no payment to be made under any 409A Plan is, or will be, subject to the penalties of Section 409A(a)(1) of the Code.

2.17. Offering. Assuming the accuracy of the Investors’ representations and warranties in Section 3, the offer, sale and issuance of the Securities constitute transactions exempt from the registration requirements of Section 5 of the Securities Act and from the registration or qualification requirements of applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Securities to any person or persons so as to bring the sale of such Securities by the Company within the registration provisions of the Securities Act or any state securities laws.

2.18. Brokers or Finders. The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any of the transactions contemplated hereby.

2.19. Employees. The Company is not aware that any officer or key employee intends to terminate his or her employment with the Company, nor does the Company have a present intention to terminate the employment of any officer or key employee. The employment of each officer and employee of the Company is terminable at the will of the Company (subject to general principles related to wrongful termination of employees) and no severance or other payments will be due upon any such termination. There is no strike, labor dispute or union organization activities pending or, to the Company’s knowledge, threatened between it and its employees. To the knowledge of the Company, none of its employees belongs to any union or collective bargaining unit. The Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company’s business. The Company has complied with all applicable state and federal laws and regulations respecting employment and employment practices, terms and conditions of employment, wages and hours and other laws related to employment, and there are no arrears in the payments of wages, withholding or social security taxes, unemployment insurance premiums or other similar obligations.

2.20. Employee Benefit Plans. The Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974, as amended. The Company has made all required contributions and has no liability to any employee benefit plan required to be set forth on Section 2.20 of the Schedule of Exceptions and has complied in all material respects with all applicable laws for any such plan.

2.21. Disclosure. The Company has provided each Investor with all the information regarding the Company that such Investor has requested for deciding whether to purchase the Notes and Warrants. Neither the Transaction Documents nor any other documents or certificates delivered in connection herewith, when taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Company does not represent or warrant that it will achieve any financial projections made available to the Investors.

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2.22. Insurance. The Company has in full force and effect fire and casualty insurance policies in amounts customary for companies in similar businesses similarly situated. The Schedule of Exceptions lists all of the insurance policies maintained by the Company, including the name of the insurer and the type and amount of coverage.

2.23. Obligations of Management. Each officer and key employee of the Company is currently devoting substantially all of his or her business time to the conduct of the business of the Company. The Company is not aware that any officer or key employee of the Company is planning to work less than full time at the Company in the future. No officer or key employee is currently working or, to the Company’s knowledge, plans to work for a competitive enterprise, whether or not such officer or key employee is or will be compensated by such enterprise.

2.24. Subsequent Events. Since September 30, 2012, there has not been:

(a) any change in the business, assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not caused or could not reasonably be expected to cause, in the aggregate, a Material Adverse Effect;

(b) any damage, destruction or loss, whether or not covered by insurance, that has had or would reasonably be expected to have a Material Adverse Effect;

(c) any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

(d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business;

(e) any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;

(f) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(g) any resignation or termination of employment of any officer of the Company;

(h) any material mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets;

(i) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

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(j) any declaration, setting aside or payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

(k) any sale, assignment or transfer of any intellectual property of the Company;

(l) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

(m) to the Company’s knowledge, any other event or condition of any character, other than events affecting the economy or the Company’s industry generally, that has had or could reasonably be expected to result in a Material Adverse Effect; or

(n) any arrangement or commitment by the Company to do any of the things described in this Section 2.24.

SECTION 3

Representations and Warranties of the Investors

Each Investor hereby represents and warrants, severally and not jointly, and only with respect to itself, to the Company with respect to the purchase of the Securities, as follows:

3.1. No Registration. Such Investor understands that the Securities, have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Investor’s representations as expressed herein or otherwise made pursuant hereto.

3.2. Investment Intent. Such Investor is acquiring the Securities for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act. Such Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third person or entity with respect to any of the Securities.

3.3. Investment Experience. Such Investor, has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company and acknowledges that such Investor, can protect its own interests. Such Investor has such knowledge and experience in financial and business matters so that such Investor is capable of evaluating the merits and risks of its investment in the Company.

3.4. Speculative Nature of Investment. Such Investor understands and acknowledges that the Company has a limited financial and operating history and that an investment in the Company is highly speculative and involves substantial risks. Such Investor can bear the economic risk of such Investor’s investment and is able, without impairing such Investor’s financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of such Investor’s investment.

3.5. Access to Data. Such Investor has had an opportunity to ask questions of, and receive answers from, the officers of the Company concerning the Transaction Documents, the exhibits and schedules attached hereto and thereto and the transactions contemplated by the Transaction Documents, as well as the

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Company’s business, management and financial affairs. Such Investor acknowledges that any business plans prepared by the Company have been, and continue to be, subject to change and that any projections included in such business plans or otherwise are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the projections will not materialize or will vary significantly from actual results. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 (each as modified by the Schedule of Exceptions referred to therein) of this Agreement or the right of the Investors to rely thereon.

3.6. Accredited Investor. Such Investor is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission (“SEC”) under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company.

3.7. Residency. The residency of such Investor (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth on the Schedule of Investors.

3.8. Rule 144. Such Investor acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Such Investor is aware of the provisions of Rule 144 promulgated under the Securities Act (“Rule 144”) which permit resale of shares purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things, the availability of certain current public information about the Company; the resale occurring not less than a specified period after a party has purchased and paid for the security to be sold; the number of shares being sold during any three-month period not exceeding specified limitations; the sale being effected through a “brokers’ transaction,” a transaction directly with a “market maker” or a “riskless principal transaction” (as those terms are defined in the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder); and the filing of a Form 144 notice, if applicable. Such Investor understands that the current public information referred to above is not now available and the Company has no present plans to make such information available. Such Investor acknowledges and understands that notwithstanding any obligation under the Rights Agreement, the Company may not be satisfying the current public information requirement of Rule 144 at the time the Investor wishes to sell the Securities, and that, in such event, such Investor may be precluded from selling such securities under Rule 144, even if the other applicable requirements of Rule 144 have been satisfied. Such Investor acknowledges that, in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Securities. Such Investor understands that, although Rule 144 is not exclusive, the SEC has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

3.9. No Public Market. Such Investor understands and acknowledges that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company’s securities.

3.10. Authorization.

(a) Such Investor has all requisite power and authority to execute and deliver the Transaction Documents, to purchase the Securities hereunder and to carry out and perform its obligations under the terms of the Transaction Documents. All action on the part of the Investor necessary for the authorization, execution, delivery and performance of the Transaction Documents, and the performance of all of such Investor’s obligations under the Transaction Documents, has been taken or will be taken prior to the Initial Closing.

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(b) The Transaction Documents (as applicable), when executed and delivered by such Investor, will constitute valid and legally binding obligations of such Investor, enforceable against such Investor in accordance with their terms except: (i) to the extent that the indemnification provisions contained in the Rights Agreement may be limited by applicable law and principles of public policy, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity.

(c) No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by such Investor in connection with the execution and delivery of the Transaction Documents (as applicable) by such Investor or the performance of such Investor’s obligations hereunder or thereunder.

3.11. Brokers or Finders. Such Investor has not engaged any brokers, finders or agents, and neither the Company nor any other Investor has, nor will, incur, directly or indirectly, as a result of any action taken by such Investor, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Transaction Documents.

3.12. Tax Advisors. Such Investor has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Agreements. With respect to such matters, such Investor relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. Such Investor understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by the Transaction Documents.

3.13. Legends. Such Investor understands and agrees that the Notes and the Note Conversion Shares, the Warrant and the Warrant Shares, or any other securities issued in respect of the Notes, the Note Conversion Shares, the Warrants and/or the Warrant Shares upon any applicable stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall bear any legend required by the Transaction Documents or under applicable federal or state securities laws.

3.14. Exculpation. Such Investor acknowledges that it is not relying upon any person or entity, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Such Investor agrees that neither any Investor nor the respective controlling persons, officers, directors, partners, agents, or employees of any Investor shall be liable to any other Investor for any action heretofore taken or omitted to be taken by any of them in connection with the purchase of the Securities.

3.15. Investment Representations, Warranties and Covenants by Non-United States Persons. If such Investor is not a U.S. person (as defined in Regulation S promulgated under the Securities Act (“Regulation S”)) or is deemed not to be a U.S. person under Rule 902(k)(2) of the Securities Act, such Investor has been advised and acknowledges that: (a) in issuing and selling the Securities to such Investor pursuant to this Agreement, the Company is relying upon the “safe harbor” provided by Regulation S and/or on Section 4(2) under the Securities Act; (b) it is a condition to the availability of the Regulation S “safe harbor” that the Securities not be offered or sold in the United States or to a U.S. person until the expiration of a one (1)-year “distribution compliance period” (or a six (6)-month “distribution compliance period,” if the issuer is a “reporting issuer,” as defined in Regulation S) following the applicable Closing; (c) notwithstanding the foregoing, prior to the expiration of the one (1)-year “distribution compliance period” (or six (6)-month “distribution compliance period,” if the issuer is a “reporting issuer,” as defined in

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Regulation S) after the Closing (the “Restricted Period”), the Securities may be offered and sold by the holder thereof only if such offer and sale is made in compliance with the terms of this Agreement and either: (i) if the offer or sale is within the United States or to or for the account of a U.S. person (as such terms are defined in Regulation S), the Securities are offered and sold pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act, or (ii) the offer and sale is outside the United States and to other than a U.S. person; and (d) until the expiration of the Restricted Period, such Investor, its agents or its representatives have not and will not solicit offers to buy, offer for sale or sell any of the Securities, or any beneficial interest therein in the United States or to or for the account of a U.S. person, unless pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.

3.16. Representations by Non-United States Persons. If such Investor is not a U.S. person, such Investor is satisfied as to the full observance of the laws of such Investor’s jurisdiction in connection with any offer to acquire the Securities or any use of this Agreement, including: (a) the legal requirements within such Investor’s jurisdiction for the purchase of the Securities; (b) any foreign exchange restrictions applicable to such purchase; (c) any governmental or other consents that may need to be obtained; and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of such Securities. Such Investor’s subscription and payment for, and such Investor’s continued beneficial ownership of, Securities will not violate any applicable securities or other laws of such Investor’s jurisdiction.

SECTION 4

Covenants of the Company

For so long as any Notes held by the Investors are outstanding:

4.1. Negative Pledge. The Company hereby agrees not to license, pledge, create a lien on or otherwise encumber any of the Company’s properties and assets without the consent of the Majority in Interest of Investors, except for Permitted Liens. For purposes of this Agreement, the term “Permitted Liens” means: (a) Liens for taxes not yet due and payable or which are being contested in good faith and with respect to which adequate reserves have been established on the Financial Statements, as required under GAAP; (b) carriers’, warehousemen’s, mechanics’, materialmen’s and other like Liens and charges incurred in the ordinary course of business and which are not delinquent or are being contested in good faith and, in either case, do not, individually or in the aggregate, exceed $50,000 for which adequate reserves have been established in the Financial Statements, as required under GAAP; (c) Liens on inventory held by suppliers thereof that are incurred in the ordinary course of business and which are not delinquent or are being contested in good faith and do not, individually or in the aggregate, exceed $50,000; (d) the interests of the lessors and sublessors of any such leased properties; (e) Liens arising in connection with worker’s compensation and unemployment insurance incurred, in each case, in the ordinary course of business that do not, individually or in the aggregate exceed $50,000 for which adequate reserves have been established in the Financial Statements, as required under GAAP; (f) purchase money Liens that arise in the ordinary course of business; (g) restrictions on the use of property or minor irregularities of title as normally exist with respect to properties similar to the Company’s properties that arise in the ordinary course of business which do not in the aggregate materially impair the ownership or use thereof in the operation of the business of the Company; (g) any Liens in favor of SVB pursuant to that certain Loan and Security Agreement, dated as of July 16, 2007, by and between the Company and SVB, as amended to date; and (h) extensions, renewals and replacements of the foregoing Liens with respect to the property covered by the Lien extended, renewed or replaced.

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4.2. Registration Rights. The shares of Common Stock issuable upon conversion of the securities underlying the Notes and Warrants shall be included in the definition of “Registrable Securities” under the Rights Agreement.

4.3. Reservation and Issuance of Series C Preferred Stock Issuable Upon Conversion of Notes and/or Exercise of Warrants.

(a) Reservation of Series C Preferred Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Series C Preferred Stock solely for the purposes of effecting: (i) the conversion of the Notes into such number of its shares of Series C Preferred Stock (and shares of its Common Stock for issuance upon conversion of such Series C Preferred Stock) as shall from time to time be sufficient to effect the conversion of the Notes; and (ii) the exercise of the Warrants for the purchase of such number of its shares of Series C Preferred Stock (and shares of its Common Stock for issuance upon conversion of such Series C Preferred Stock) as shall from time to time be sufficient to effect the exercise of the Warrants (collectively, the “Reserved Series C Preferred Shares”). If at any time the number of Reserved Series C Preferred Shares that are authorized but unissued shall not be sufficient to effect the conversion of the then-entire outstanding principal amount of the Notes and the exercise of the Warrants in full, without limitation of such other remedies as shall be available to the Investors, the Company shall use its reasonable best efforts to take such corporate action as may, in the opinion of counsel, be necessary to increase the number of Reserved Series C Preferred Shares that are authorized but unissued to such number of shares as shall be sufficient for issuance of the full amount of shares of Series C Preferred Stock necessary to effect the conversion of the Notes and the exercise of the Warrants.

(b) Limitation on Issuance of Reserved Shares of Series C Preferred Stock. The Company shall: (i) maintain the Reserved Series C Preferred Shares so as to only be issuable upon conversion of the Notes and exercise of the Warrants in accordance with their terms; and (ii) take no corporate or other action which may cause the Reserved Series C Preferred Shares to be issued or become issuable upon any event, occurrence or other circumstance other than the conversion of the Notes and the exercise of the Warrants in full.

SECTION 5

Conditions to Closing of the Investors

Each Investor’s obligations at each Closing are subject to the fulfillment, on or prior to the applicable Closing Date, of all of the following conditions, any of which may be waived in whole or in part by such Investor participating in the applicable Closing:

5.1. Representations and Warranties. Except as set forth herein, the representations and warranties made by the Company in Section 2 hereof shall have been true and correct when made, and shall be true and correct in all material respects on the applicable Closing Date.

5.2. Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the applicable Closing Date with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes and Warrants.

5.3. Legal Requirements. At the applicable Closing, the sale and issuance by the Company, and the purchase by the Investors participating in such Closing, of the Notes and Warrants shall be legally permitted by all laws and regulations to which the Investors or the Company are subject.

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5.4. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the applicable Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Investors.

5.5. Transaction Documents. The Company shall have duly executed and delivered to the Investors the following Transaction Documents:

(a) This Agreement;

(b) Each Note and Warrant issued hereunder; and

(c) The Subordination Agreement, in substantially the form of Exhibit E hereto.

5.6. Corporate Documents. With respect to the Initial Closing only, the Company shall have delivered to the Investors each of the following:

(a) A certificate of the Secretary of the Company, dated as of the Initial Closing Date, in substantially the form of Exhibit F hereto, certifying that: (i) the Amended and Restated Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Delaware and attached thereto, is in full force and effect and has not been amended, supplemented, revoked or repealed since the date of such certification; (ii) attached thereto is a true and correct copy of the Bylaws of the Company as in effect on the Initial Closing Date; (iii) attached thereto are true and correct copies of resolutions duly adopted by the Company’s Board of Directors and continuing in effect, which authorize the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby; and (iv) attached thereto are true and correct copies of the resolutions duly adopted by the stockholders of the Company and continuing in effect, which resolutions ratify and approve the consummation of the transactions contemplated by this Agreement and the other Transaction Documents; and

(b) A certificate of the Secretary of State of the State of Delaware, certified as of a recent date prior to the Initial Closing Date, with respect to the good standing of the Company.

SECTION 6

Conditions to Obligations of the Company

The Company’s obligation to issue and sell the Notes and Warrants at each Closing is subject to the fulfillment, on or prior to the applicable Closing Date, of the following conditions, any of which may be waived in whole or in part by the Company:

6.1. Representations and Warranties. The representations and warranties made by the applicable Investors in Section 3 hereof shall be true and correct when made, and shall be true and correct on the applicable Closing Date.

6.2. Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the applicable Closing Date with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes and Warrants.

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6.3. Legal Requirements. At the applicable Closing, the sale and issuance by the Company, and the purchase by the applicable Investors, of the Notes and Warrants shall be legally permitted by all laws and regulations to which such Investors or the Company are subject.

6.4. Transaction Documents. Each Investor shall have duly executed and delivered to the Company the following Transaction Documents:

(a) This Agreement; and

(b) The Subordination Agreement.

6.5. Purchase Price. Each Investor shall have delivered to the Company the purchase price in respect of the Note and Warrant being purchased by such Investor at the applicable Closing.

SECTION 7

Miscellaneous

7.1. Waivers and Amendments. Any provision of this Agreement and the Notes may be amended, waived or modified only upon the written consent of the Company and a Majority in Interest of Investors; provided, however, that in no event may any such amendment, waiver or modification materially adversely affect any holder of Notes in a different or disproportionate manner unless agreed to in writing by such materially adversely affected holder; and provided, further, no such amendment, waiver or modification shall: (i) reduce the principal amount of any Note without the affected holder’s written consent, or (ii) reduce the rate of interest of any Note without the affected holder’s written consent. Any amendment or waiver effected in accordance with this Section 7.1 shall be binding upon all of the parties hereto. Notwithstanding the foregoing, this Agreement may be amended to add a party as an Investor hereunder in connection with the Additional Closing without the consent of any other Investor (except as provided in Section 1.3(b)), by delivery to the Company of a counterparty signature page to this Agreement. Such amendment shall take effect at the Additional Closing and such party shall thereafter be deemed an “Investor” for all purposes hereunder and the Schedule of Investors hereto shall be updated to reflect the addition of such Investor.

7.2. Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware or of any other state.

7.3. Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Investor and the applicable Closing of the transactions contemplated hereby.

7.4. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

7.5. Entire Agreement. This Agreement (including the schedules and exhibits attached hereto) and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

7.6. Registration, Transfer and Replacement of the Notes. The Notes issuable under this Agreement shall be registered notes. The Company will keep, at its principal executive office, books for the registration and registration of transfer of the Notes. Prior to presentation of any Note for registration of

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transfer, the Company shall treat the person in whose name such Note is registered as the owner and holder of such Note for all purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to any restrictions on or conditions to transfer set forth in any Note, the holder of any Note, at its option, may in person or by duly authorized attorney surrender the same for exchange at the Company’s principal executive office, and promptly thereafter and at the Company’s expense, except as provided below, receive in exchange therefor one or more new Note(s), each in the principal requested by such holder, dated the date to which interest shall have been paid on the Note so surrendered or, if no interest shall have yet been so paid, dated the date of the Note so surrendered and registered in the name of such person or persons as shall have been designated in writing by such holder or its attorney for the same principal amount as the then unpaid principal amount of the Note so surrendered. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note and: (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; or (b) in the case of mutilation, upon surrender thereof, the Company, at its expense, will execute and deliver in lieu thereof a new Note executed in the same manner as the Note being replaced, in the same principal amount as the unpaid principal amount of such Note and dated the date to which interest shall have been paid on such Note or, if no interest shall have yet been so paid, dated the date of such Note.

7.7. Assignment by the Company. The rights, interests or obligations hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of a Majority in Interest of Investors.

7.8. Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail (if to an Investor) or otherwise delivered by hand, messenger or courier service addressed:

(a) if to an Investor, to the Investor at the Investor’s address, facsimile number or electronic mail address as shown on the Schedule of Investors, as may be updated in accordance with the provisions hereof, or if any such Investor does not furnish such an address, facsimile number or electronic mail address to the Company, then to and at the address, facsimile number or electronic mail address of such Investor for which the Company has contact information in its records; or

(b) if to the Company, to the attention of the Chief Executive Officer or the Chief Financial Officer of the Company at the Company’s address as shown on the signature page hereto, or at such other address as the Company shall have furnished to the Investors, with a copy (which shall not constitute notice) to Philip H. Oettinger, Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, CA 94304.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given: (i) if delivered by hand, messenger or courier service, when delivered; (ii) if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid; or (iii) if sent by facsimile, upon confirmation of facsimile transfer or, if sent by electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address. In the event of any conflict between the Company’s books and records and this Agreement or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.

7.9. Fees and Expenses. The Company and the Investors shall each pay their own expenses in connection with the transactions contemplated by this Agreement and the other Transaction Documents; provided, however, that if the Initial Closing is effected, the Company shall reimburse the reasonable documented legal fees and expenses of Carr & Ferrell LLP, as counsel for New Leaf Venture Partners, Synergy Life Science Partners and Kaiser Permanente, in an aggregate amount not to exceed $25,000.

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7.10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.

7.11. Attorneys’ Fees. In the event of any dispute between the parties concerning the terms and provisions of this Agreement, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

7.12. Separability of Agreements; Severability of this Agreement. The Company’s agreement with each of the Investors is a separate agreement and the sale of the Securities to each of the Investors is a separate sale. Unless otherwise expressly provided herein, the rights of each Investor hereunder are several rights, not rights jointly held with any of the other Investors. Any invalidity, illegality or limitation on the enforceability of this Agreement or any part thereof, by any Investor whether arising by reason of the law of the respective Investor’s domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Agreement with respect to other Investors. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

7.13. Market Standoff. Each Investor agrees that all Securities shall be subject to the market standoff provisions of Section 2.10 of the Rights Agreement.

7.14. Pari Passu Notes. The Company and each Investor acknowledge and agree that the payment of all or any portion of the outstanding principal amount of any Note and all interest thereon shall be pari passu in right of payment and in all other respects to the other Notes issued pursuant to this Agreement. Upon repayment of any amounts on any Note, the Company shall as promptly as reasonably practicable make available with such repayment an accounting that sets forth the repayments made to all holders of Notes issued hereunder. In the event that the Investor receives payments in excess of such Investor’s pro rata share of the Company’s payments to the holders holding all of the Notes, then the Investor shall hold in trust all such excess payments for the benefit of the holders of the other Notes and shall pay such amounts held in trust to such other holders upon demand by such holders.

7.15. Anti dilution Adjustment. The Company and the undersigned Investors who represent the holders of the majority of the outstanding shares of each of: (a) the Series A Preferred Stock; (b) the Series B Preferred Stock; and (c) the Series C Preferred Stock, hereby acknowledge that the sale and issuance of the Notes and Warrants will not be deemed to constitute an issuance or deemed issuance of Additional Shares of Common (as defined the Restated Certificate) under Article FIVE, Section 4(d)(iv) of the Restated Certificate until such time as the number of shares issuable upon conversion of the Notes or exercise of the Warrants is determinable and only in the event that an issuance or deemed issuance of Additional Shares of Common will have occurred as a result thereof.

7.16. Waiver of Right of First Refusal. Pursuant to Section 5.1 of the Rights Agreement, the undersigned Investors, representing the Holders (as defined in the Rights Agreement) holding a majority of the Registrable Securities, on behalf of themselves and all other Holders of Registrable Securities granted the right of first refusal pursuant to Section 4 of the Rights Agreement, hereby agree to waive such right of first offer and any notice requirements in connection therewith, with respect to the Company’s sale and issuance of the Securities pursuant to this Agreement.

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7.17. Waiver of Potential Conflicts of Interest. Each of the Investors and the Company acknowledges that Wilson Sonsini Goodrich & Rosati, Professional Corporation (“WSGR”) may have represented and may currently represent certain of the Investors. In the course of such representation, WSGR may have come into possession of confidential information relating to such Investors. Each of the Investors, and the Company acknowledges that WSGR is representing only the Company in the transactions contemplated hereunder and under the other Transaction Documents. Pursuant to Rule 3-310 of the Rules of Professional Conduct promulgated by the State Bar of California, an attorney must avoid representations in which the attorney has or had a relationship with another party interested in the representation without the informed written consent of all parties affected. By executing this Note and Warrant Purchase Agreement, each of the Investors and the Company hereby waives any actual or potential conflict of interest which may arise as a result of WSGR’s representation of such persons and entities and WSGR’s possession of such confidential information. Each of the Investors and the Company represents that it has had the opportunity to consult with independent counsel concerning the giving of this waiver.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the Effective Date.

COMPANY:

IRHYTHM TECHNOLOGIES, INC.
a Delaware corporation

By:	/s/ Kevin King
Name:	Kevin King
Title:	President and Chief Executive Officer

Address:
650 Townsend Street, Suite 380
San Francisco, CA 94103

(Signature Page to iRhythm Technologies, Inc. Note and Warrant Purchase Agreement)

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the Effective Date.

INVESTOR:

NEW LEAF VENTURES II, L.P.

By:	New Leaf Venture Associates II, L.P.
Its:	General Partner

By:	New Leaf Venture Management II, L.L.C.
Its:	General Partner

By:	/s/ Craig L. Slutzkin
Name:	Craig L. Slutzkin
Title:	Chief Financial Officer

(Signature Page to iRhythm Technologies, Inc. Note and Warrant Purchase Agreement)

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the Effective Date.

INVESTOR:

ST. JUDE MEDICAL, INC.

By:	[Illegible]

Name:	[Illegible]

Title:	VP, Finance & CFO

(Signature Page to iRhythm Technologies, Inc. Note and Warrant Purchase Agreement)

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the Effective Date.

INVESTOR:

SYNERGY LIFE SCIENCE PARTNERS, LP

By:	Synergy Venture Partners, LLC
Its:	General Partner

By:	/s/ William N. Starling
Name:	William N. Starling
Title:	Manager

(Signature Page to iRhythm Technologies, Inc. Note and Warrant Purchase Agreement)

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the Effective Date.

INVESTOR:

THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY (PVF)

By:	/s/ Martina Poquet
Name:	Martina Poquet
Title:	Managing Director - Separate Investments

(Signature Page to iRhythm Technologies, Inc. Note and Warrant Purchase Agreement)

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the Effective Date.

INVESTOR:

KFBSF PRIVATE EQUITY FUND II, L.P.

By:	/s/ David Stevens
Its:

By:
Name:	David Stevens
Title:	Manager
10/31/12

(Signature Page to iRhythm Technologies, Inc. Note and Warrant Purchase Agreement)

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the Effective Date.

INVESTOR:

WS INVESTMENT COMPANY, LLC (2012A)

By:	/s/ Philip H. Oettinger
Name:	Philip H. Oettinger
Title:	Member

(Signature Page to iRhythm Technologies, Inc. Note and Warrant Purchase Agreement)

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the Effective Date.

INVESTORS:

KAISER PERMANENTE VENTURES, LLC – SERIES A

By:	/s/ Thomas Meier
Name:	Thomas Meier
Title:	SVP & Treasurer

KAISER PERMANENTE VENTURES, LLC – SERIES B

By:	/s/ Thomas Meier
Name:	Thomas Meier
Title:	Management Committee

THE PERMANENTE FEDERATION, LLC – SERIES J

By:	/s/ Glen Hentges
Name:	Glen Hentges
Title:	CFO

(Signature Page to iRhythm Technologies, Inc. Note and Warrant Purchase Agreement)

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the Effective Date.

INVESTOR:

JAY H. ALEXANDER DECLARATION OF TRUST DATED NOVEMBER 12, 1987

By:	/s/ Jay Alexander 10/31/12
Name:	Jay Alexander, MD
Title:	Trustee

(Signature Page to iRhythm Technologies, Inc. Note and Warrant Purchase Agreement)

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the Effective Date.

INVESTOR:

JOSEPH P. ILVENTO, MD AND JUDY C. DEAN, MD PROFIT SHARING TRUST FOR STAFF

By:	/s/ Joseph P. Ilvento
Name:	Joseph P. Ilvento
Title:	Trustee

(Signature Page to iRhythm Technologies, Inc. Note and Warrant Purchase Agreement)

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the Effective Date.

INVESTOR:

SCOTT B. GIBSON

/s/ Scott B. Gibson

(Signature Page to iRhythm Technologies, Inc. Note and Warrant Purchase Agreement)

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the Effective Date.

INVESTOR:

MIRRO FAMILY PARTNERSHIP

By:	/s/ Michael Mirro
Name:	Michael Mirro
Title:	General Partner

(Signature Page to iRhythm Technologies, Inc. Note and Warrant Purchase Agreement)

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the Effective Date.

INVESTOR:

MICHAEL D. GOLDBERG FAMILY TRUST

By:	/s/ Michael D. Goldberg
Name:	M.D. Goldberg
Title:	TTEE

(Signature Page to iRhythm Technologies, Inc. Note and Warrant Purchase Agreement)

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the Effective Date.

INVESTOR:

KATZ FAMILY VENTURES, LLC

By:	/s/ Charles J. Katz, Jr.
Name:	Charles J. Katz, Jr.
Title:	President

(Signature Page to iRhythm Technologies, Inc. Note and Warrant Purchase Agreement)

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the Effective Date.

INVESTORS:

VANCE VANIER

/s/ Vance Vanier

KATHLEEN VANIER

/s/ Kathleen Vanier

(Signature Page to iRhythm Technologies, Inc. Note and Warrant Purchase Agreement)

EXHIBIT A

SCHEDULE OF INVESTORS

Name and Address	Note Principal Amount	Warrant Purchase Price	Total Purchase Price

New Leaf Ventures II, L.P. [Contact Information Intentionally Omitted]	$1,077,631.88	$107.76	$1,077,739.64

St. Jude Medical, Inc. [Contact Information Intentionally Omitted]	$371,290.68	$37.12	$371,327.80

Synergy Life Science Partners, LP [Contact Information Intentionally Omitted]	$1,014,482.81	$101.44	$1,014,584.25

The Board of Trustees of the Leland Stanford Junior University (PVF) [Contact Information Intentionally Omitted]	$198,324.02	$19.83	$198,343.85

KFBSF Private Equity Fund II, L.P. [Contact Information Intentionally Omitted]	$36,692.85	$3.66	$36,696.51

WS Investment Company, LLC (2012A) [Contact Information Intentionally Omitted]	$5,767.28	$0.57	$5,767.85

Kaiser Permanente Ventures, LLC – Series A [Contact Information Intentionally Omitted]	$414,474.00	$41.44	$414,515.44

Kaiser Permanente Ventures, LLC – Series B [Contact Information Intentionally Omitted]	$259,046.25	$25.90	$259,072.15

The Permanente Federation, LLC – Series J [Contact Information Intentionally Omitted]	$80,822.25	$8.08	$80,830.33

Jay H. Alexander Declaration of Trust Dated November 12, 1987 [Contact Information Intentionally Omitted]	$11,187.46	$1.11	$11,188.57

Joseph P. Ilvento, MD and Judy C. Dean, MD Profit Sharing Trust for Staff [Contact Information Intentionally Omitted]	$2,274.36	$0.22	$2,274.58

Scott B. Gibson [Contact Information Intentionally Omitted]	$2,274.36	$0.22	$2,274.58

Mirro Family Partnership [Contact Information Intentionally Omitted]	$16,865.99	$1.68	$16,867.67

Michael D. Goldberg Family Trust [Contact Information Intentionally Omitted]	$4,457.79	$0.44	$4,458.23

Katz Family Ventures, LLC [Contact Information Intentionally Omitted]	$1,516.29	$0.15	$1,516.44

Vance Vanier and Kathleen Vanier [Contact Information Intentionally Omitted]	$1,401.40	$0.14	$1,401.54

TOTALS:	$3,498,509.67	$349.76	$3,498,859.43

EXHIBIT B

FORM OF SUBORDINATED CONVERTIBLE PROMISSORY NOTE

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THIS SUBORDINATED CONVERTIBLE PROMISSORY NOTE (AND ALL PAYMENT AND ENFORCEMENT PROVISIONS HEREIN) IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT, DATED AS OF NOVEMBER 1, 2012, BY AND AMONG «INVESTOR», AS HOLDER OF THIS NOTE, THE HOLDERS OF THE OTHER NOTES, THE COMPANY AND SILICON VALLEY BANK (THE “SUBORDINATION AGREEMENT”). IN THE EVENT OF ANY INCONSISTENCY BETWEEN THIS NOTE AND THE SUBORDINATION AGREEMENT, THE TERMS OF THE SUBORDINATION AGREEMENT SHALL CONTROL.

IRHYTHM TECHNOLOGIES, INC.

SUBORDINATED CONVERTIBLE PROMISSORY NOTE

«Note_Amount»	November 1, 2012 San Francisco, California

FOR VALUE RECEIVED, iRhythm Technologies, Inc. a Delaware corporation (the “Company”) promises to pay to «Investor» (the “Investor”), or its registered assigns, in lawful money of the United States of America, the principal sum of «Note_Spelled_Out» («Note_Amount»), or such lesser amount as shall equal the outstanding principal amount hereof, together with simple interest from the date of this Note on the unpaid principal balance at a rate equal to eight percent (8%) per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable upon the first to occur of: (i) May 1, 2013, or such later date as shall have been consented to in writing by a Majority in Interest of Investors (the “Maturity Date”); (ii) upon a Change of Control; or (iii) when, upon the occurrence and during the continuance of an Event of Default (as defined below), such amounts are declared due and payable by the Investor or made automatically due and payable, in each case in accordance with the terms hereof (each, a “Maturity Event”). This Note is one of the series of “Notes” issued pursuant to the Note and Warrant Purchase Agreement, dated as of November 1, 2012 (as amended, modified or supplemented in accordance with its terms, the “Note and Warrant Purchase Agreement”), by and among the Company and the Investors (as defined in the Note and Warrant Purchase Agreement).

The following is a statement of the rights of the Investor and the conditions to which this Note is subject, and to which Investor, by the acceptance of this Note, agrees:

1. Definitions. As used in this Note, the following capitalized terms have the following meanings:

(a) “Company” includes the corporation initially executing this Note and any Person which shall succeed to or assume the obligations of the Company under this Note.

(b) “Change of Control” shall mean: (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions to which the Company is a party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock for capital raising purposes) other than (A) a merger effected exclusively to change the domicile of the Company, (B) a consolidation with a wholly-owned subsidiary or (C) a transaction or series of transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction retain, immediately after such transaction or series of transactions, as a result of shares in the Company held by such holders prior to such transaction, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity (or if the Company or such other surviving or resulting entity is a wholly-owned subsidiary immediately following such acquisition, its parent); or (ii) a sale, conveyance, lease or other disposition of all or substantially all of the assets of the Company by means of any transaction or series of related transactions.

(c) “Conversion Price” shall mean: (i) in the case of a Qualified Financing, a price per share equal to eighty percent (80%) of the price per share paid by the cash purchasers of the shares of the series of Preferred Stock sold in such Qualified Financing; and (ii) in the case of the Company’s Series C Preferred Stock, a price per share equal to the price per share paid by purchasers in the most recent issuance of the Series C Preferred Stock by the Company (or $2.7861 per share) (as the same may be adjusted for stock splits, stock dividends, recapitalizations and like transactions); provided, however, that the Conversion Price may be further adjusted in accordance with Section 5(d) hereof.

(d) “Event of Default” has the meaning given in Section 3 hereof.

(e) “Investor” shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

(f) “Lien” shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction.

(g) “Majority in Interest of Investors” shall mean the holders of greater than fifty percent (50%) of the aggregate outstanding principal amount of the Notes issued pursuant to the Note and Warrant Purchase Agreement.

(h) “Note and Warrant Purchase Agreement” has the meaning given in the introductory paragraph hereof.

(i) “Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to the Investor of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of this Note and the Note and Warrant Purchase Agreement,

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including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding. Notwithstanding the foregoing, the term “Obligations” shall not include any obligations of Company under or with respect to the Warrants.

(j) “Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

(k) “Qualified Financing” shall mean a transaction or series of transactions pursuant to which the Company, in exchange for cash, conversion or cancellation of indebtedness, or any combination thereof, issues and sells shares of the next series of Company’s Preferred Stock for aggregate gross proceeds of at least $2,500,000 (excluding any principal amount of the Notes, and accrued unpaid interest thereon, converted into such Preferred Stock) to any purchaser or purchasers other than a Strategic Investor.

(l) “Securities Act” shall mean the Securities Act of 1933, as amended.

(m) “Senior Indebtedness” shall mean the principal of (and premium, if any), unpaid interest on and amounts reimbursable, fees, expenses, costs of enforcement and any other amounts due in connection with indebtedness of the Company to the Senior Lender pursuant to that certain that certain Loan and Security Agreement, dated as of July 16, 2007, by and between the Company and the Senior Lender, as amended to date, and any extension, refinance, renewal, replacement, defeasance or refunding of any such indebtedness.

(n) “Senior Lender” shall mean Silicon Valley Bank, and its successors and assigns.

(o) “Strategic Investor” shall mean any prospective investor in the Company that is or may become a potential competitor or acquirer of the Company (as determined in the reasonable discretion of the Board of Directors of the Company).

(p) “Subordination Agreement” shall mean the Subordination Agreement, dated as of November 1, 2012 (as amended, modified or supplemented), by and among the Company, the Investors and the Senior Lender.

(q) “Transaction Documents” shall mean this Note, each of the other Notes issued under the Note and Warrant Purchase Agreement, the Note and Warrant Purchase Agreement, the Warrants issued under the Note and Warrant Purchase Agreement, and the Subordination Agreement.

(r) “Warrants” shall mean the warrants issued to the Investors in connection with the issuance of the Notes pursuant to the Note and Warrant Purchase Agreement.

2. Payments.

(a) Interest. Accrued interest on this Note shall be payable upon a Maturity Event.

(b) Voluntary Prepayment. This Note may not be prepaid without the written consent of a Majority in Interest of Investors.

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3. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note and the other Transaction Documents:

(a) Failure to Pay. The Company shall fail to pay: (i) when due any principal payment on the due date hereunder; or (ii) any interest payment or other payment required under the terms of this Note or any other Transaction Document on the date due, and any such payment shall not have been made within five (5) business days of the Company’s receipt of written notice to the Company of such failure to pay;

(b) Material Breach. The Company shall materially breach its obligations under any of the Transaction Documents and such breach shall not have been cured within fifteen (15) calendar days of the Company’s receipt of written notice thereof; or

(c) Other Payment Obligations. Any default shall exist, and remain uncured for fifteen (15) business days after receipt of written notice of such default, under any agreements evidencing material indebtedness of the Company to any third party or parties.

(d) Voluntary Bankruptcy or Insolvency Proceedings. The Company shall: (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property; (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature; (iii) make a general assignment for the benefit of its or any of its creditors; (iv) be dissolved or liquidated; (v) become insolvent (as such term may be defined or interpreted under any applicable statute); (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it; or (vii) take any action for the purpose of effecting any of the foregoing; or

(e) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement.

4. Rights of Investor upon Default. Upon the occurrence or existence of any Event of Default (other than an Event of Default described in Section 3(d) or 3(e)) and at any time thereafter during the continuance of such Event of Default, the Investor may, with the written consent of a Majority in Interest of Investors, by written notice to the Company, declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. Upon the occurrence or existence of any Event of Default described in Sections 3(d) and 3(e), immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Investor may, with the written consent of a Majority in Interest of Investors, exercise any other right power or remedy granted to such Investor by the Transaction Documents or otherwise permitted to such Investor by law, either by suit in equity or by action at law, or both.

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5. Conversion.

(a) Automatic Conversion.

(i) Principal. If a Qualified Financing occurs on or prior to the Maturity Date, then the outstanding principal amount of this Note shall automatically convert into a number of fully paid and nonassessable shares of the series of Preferred Stock issued in such Qualified Financing equal to the then outstanding principal amount of this Note divided by the Conversion Price of such shares of the series of Preferred Stock issued in such Qualified Financing, with any fractional shares rounded down, and otherwise upon the same terms as the purchasers that purchase such shares of the series of Preferred Stock issued in such Qualified Financing.

(ii) Interest. If a Qualified Financing occurs on or prior to the Maturity Date, then upon the written election of a Majority in Interest of Investors, all accrued and unpaid interest on this Note and the other Notes shall either: (A) convert into fully paid and nonassessable shares of the series of Preferred Stock issued in such Qualified Financing at the Conversion Price of such shares of the series of Preferred Stock issued in such Qualified Financing, with any fractional shares rounded down, and otherwise upon the same terms as the purchasers that purchase such shares of the series of Preferred Stock issued in such Qualified Financing; or (B) be repaid in cash by the Company within ten (10) business days following the first closing of such Qualified Financing.

(b) Voluntary Conversion Upon Maturity.

(i) Principal. If a Qualified Financing has not occurred on or prior to any Maturity Event, then the outstanding principal amount of this Note shall convert, at the written election of a Majority in Interest of Investors, into a number of shares of fully paid and nonassessable shares of the Company’s Series C Preferred Stock equal to the then outstanding principal amount of this Note divided by the Conversion Price of such shares of Series C Preferred Stock, with any fractional shares rounded down, and otherwise upon the same terms as the purchasers that previously purchased shares of the Series C Preferred Stock.

(ii) Interest. If a Qualified Financing has not occurred on or prior to any Maturity Event, then upon the written election of a Majority in Interest of Investors, all accrued and unpaid interest on this Note and the other Notes shall either: (A) convert into fully paid and nonassessable shares of the Company’s Series C Preferred Stock at a price per share equal to the Conversion Price of such shares of Series C Preferred Stock, with any fractional shares rounded down, and otherwise upon the same terms as the purchasers that previously purchased shares of the Series C Preferred Stock; or (B) be repaid in cash by the Company immediately upon the occurrence of such Maturity Event.

(c) Conversion Procedure.

(i) Conversion Pursuant to Section 5(a). Written notice shall be delivered to the Investor at the address last shown on the records of the Company for the Investor or given by the Investor to the Company for the purpose of notice, notifying the Investor of the conversion to be effected, specifying the Conversion Price, the principal amount of the Note to be converted, together with all accrued and unpaid interest to be converted (subject to the written election of a Majority in Interest of Investors to either convert such interest or have such interest repaid in cash as provided in Section 5(a)(ii)), the date on which such conversion is expected to occur and calling upon such Investor to surrender to the Company, in the manner and at the place designated, the Note. Upon such conversion of this Note, the Investor hereby agrees to execute and deliver to the Company all transaction documents entered into by other purchasers participating in such Qualified Financing, including a purchase agreement, an investor rights agreement, voting agreement, right of first refusal and co-sale agreement and other ancillary agreements executed by the cash purchasers

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participating in such Qualified Financing, with customary representations and warranties and transfer restrictions (including, without limitation, a lock-up agreement in connection with an initial public offering). The Investor also agrees to deliver the original of this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Company whereby the holder agrees to indemnify the Company from any loss incurred by it in connection with this Note) at the closing of such Qualified Financing for cancellation; provided, however, that upon the closing of such Qualified Financing, this Note shall be deemed converted and of no further force and effect, whether or not it is delivered for cancellation as set forth in this sentence. The Company shall, as soon as practicable thereafter, issue and deliver to such Investor a certificate or certificates for the number of shares to which Investor shall be entitled upon such conversion and, if applicable, a check payable to the Investor for any cash amounts payable as described in Section 5(a)(ii). Any conversion of this Note pursuant to Section 5(a) shall be deemed to have been made upon the closing of such Qualified Financing and on and after such date the Persons entitled to receive the shares issuable upon such conversion shall be treated for all purposes as the record holder of such shares.

(ii) Conversion Pursuant to Section 5(b). Upon the conversion of this Note into shares of Series C Preferred Stock pursuant to Section 5(b), the Investor shall surrender this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Company whereby the holder agrees to indemnify the Company from any loss incurred by it in connection with this Note) to the Company at its principal corporate office, and shall state therein the amount of the unpaid principal amount and all accrued and unpaid interest of this Note to be converted (subject to the written election of a Majority in Interest of Investors to either convert such interest or have such interest repaid in cash as provided in Section 5(b)(ii)). In connection with such conversion of this Note, the Investor hereby agrees to execute and deliver to the Company (and the Company agrees to accept) all transaction documents entered into by purchasers of the Company’s Series C Preferred Stock, including the Amended and Restated Investors’ Rights Agreement, dated as of April 26, 2011, with customary representations and warranties and transfer restrictions (including, without limitation, a 180-day lock-up agreement in connection with an initial public offering). The Company shall amend its Amended and Restated Certificate of Incorporation as then in effect to increase the number of authorized shares of the Series C Preferred Stock if necessary to issue shares of the Series C Preferred Stock to the Investor hereunder. The Company shall, as soon as practicable after the conversion of this Note pursuant to Section 5(b), issue and deliver to such Investor a certificate or certificates for the number of shares to which such Investor shall be entitled upon such conversion, and, if applicable, a check payable to the Investor for any cash amounts payable as described in Section 5(b)(ii). Any conversion of this Note pursuant to Section 5(b) shall be deemed to have been made upon the satisfaction of all of the conditions set forth in this Section 5(c)(ii) and on and after such date the Persons entitled to receive the shares issuable upon such conversion shall be treated for all purposes as the record holder of such shares. Notwithstanding the foregoing, in the event that the conversion of this Note into Series C Preferred Stock pursuant to Section 5(b) occurs in connection with the Company’s consummation of a Change of Control, then such conversion of this Note shall be deemed to have occurred as of immediately prior to the consummation of such Change of Control and on and after such date the Persons entitled to receive the shares issuable upon such conversion shall be treated for all purposes as the record holder of such shares.

(iii) Fractional Shares; Effect of Conversion. No fractional shares shall be issued upon conversion of this Note; provided, however, that if the Conversion Price is greater than $5.00 per share, the Company shall pay to the Investor the cash value of any fractional share. Upon conversion of this Note, Company shall be forever released from all its obligations and liabilities under this Note and this Note shall be deemed of no further force or effect, whether or not the original of this Note has been delivered to the Company for cancellation.

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(d) Optional Adjustment of Conversion Price. Upon the written election of a Majority in Interest of Investors, the Company shall effect an adjustment of the Conversion Price of: (i) in the case of a Qualified Financing, the shares of the series of Preferred Stock sold in such Qualified Financing; or (ii) the Series C Preferred Stock, to a price per share that, following such adjustment of the Conversion Price, would result in the number of such shares of the series of Preferred Stock sold in such Qualified Financing or the Series C Preferred Stock, as applicable, being issued upon any conversion of the Notes in accordance with Section 5(a) or 5(b), being equal to the number of shares as would otherwise have been issuable upon the conversion of the Notes, in accordance with Section 5(a) or 5(b), and the exercise of the Warrants, in accordance with their terms, had no such adjustment of the Conversion Price been so effected. Upon such adjustment of the Conversion Price becoming effective in accordance with this Section 5(d), the Warrants shall terminate and cease to be exercisable for the purchase of any securities that would otherwise have been issuable upon the exercise thereof.

(e) Conversion of Series C Preferred Stock Prior to Repayment of Note. Should all of the Company’s Series C Preferred Stock be, at any time prior to full payment of this Note, redeemed or converted into shares of the Company’s Common Stock in accordance with the Company’s Amended and Restated Certificate of Incorporation as then in effect, then this Note shall immediately become convertible into that number of shares of Common Stock equal to the number of shares of the Common Stock that would have been received if this Note had been converted in full and the Series C Preferred Stock received thereupon had been simultaneously converted into Common Stock immediately prior to such event.

(f) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Series C Preferred Stock solely for the purpose of effecting the conversion of this Note such number of its shares of Series C Preferred Stock (and shares of its Common Stock for issuance on conversion of such Series C Preferred Stock) as shall from time to time be sufficient to effect the conversion of the Note; and if at any time the number of authorized but unissued shares of Series C Preferred Stock (and shares of its Common Stock for issuance on conversion of such Series C Preferred Stock) shall not be sufficient to effect the conversion of the entire outstanding principal amount of this Note, without limitation of such other remedies as shall be available to the holder of this Note, the Company will use its reasonable best efforts to take such corporate action as may, in the opinion of counsel, be necessary to increase its authorized but unissued shares of Series C Preferred Stock (and shares of its Common Stock for issuance on conversion of such Series C Preferred Stock) to such number of shares as shall be sufficient for such purposes.

6. Subordination; Priority.

(a) Subordination to Senior Indebtedness. The Obligations evidenced by this Note are hereby expressly subordinated in right of payment to the prior payment in full of all of the Company’s Senior Indebtedness as set forth in the Subordination Agreement. By acceptance of this Note, the Investor agrees to execute and deliver the Subordination Agreement as a condition to the Investor’s rights hereunder. Notwithstanding the foregoing, the Investor shall be entitled to receive: (a) equity securities of the Company from the conversion of all or any part of the Obligations and, in the event that a Majority in Interest elects to have accrued unpaid interest due under this Note repaid in cash pursuant to Section 5(a)(ii) or 5(b)(ii), payments in cash; (b) any note, instrument or other evidence of indebtedness which may be issued by the Company in exchange for or in substitution of this Note; provided that such note, instrument or other evidence of indebtedness is subordinated to the Senior Indebtedness on the same terms and conditions as set forth in this Section 6; and (c) other payments consented to in writing by holders of Senior Indebtedness.

(b) Priority with Respect to Other Indebtedness. Other than with respect to the Senior Indebtedness, the Company covenants that the Obligations evidenced by this Note shall be senior in all respects (including right of payment) to all other indebtedness for borrowed money of the Company, now existing or hereafter arising.

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7. Miscellaneous.

(a) Successors and Assigns; Transfer of this Note or Securities Issuable upon Conversion Hereof.

(i) Subject to the restrictions on transfer described in this Section 7(a), the rights and obligations of the Company and the Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(ii) With respect to any offer, sale or other disposition of this Note or securities into which this Note may be converted, the Investor will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such Investor’s counsel, or other evidence if reasonably satisfactory to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). The Company agrees that it will not require an opinion of counsel for a transfer pursuant to Rule 144 of the Securities Act of 1933, as amended, except in unusual circumstances. Upon receiving such written notice and reasonably satisfactory opinion, if so requested, or other evidence, the Company, as promptly as practicable, shall notify such Investor that such Investor may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 7(a)(ii) that the opinion of counsel for such Investor, or other evidence, is not reasonably satisfactory to the Company, the Company shall so notify such Investor promptly after such determination has been made. Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop-transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company as provided in the Note and Warrant Purchase Agreement. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.

(iii) The following transfers shall not be subject to Section 7(a)(ii): (A) a transfer not involving a change in beneficial ownership; or (B) transactions involving the distribution without consideration of Securities by any Investor to: (1) a parent, subsidiary or other affiliate of an Investor that is a corporation, (2) any of the Investor’s partners, members or other equity owners, or retired partners or members, or to the estate of any of its partners, members or other equity owners or retired partners or members, or (3) a venture capital fund that is controlled by or under common control with one or more general partners or managing members of, or shares the same management company with, the Investor; provided, however, in each case, that the Investor shall give written notice to the Company of the Investor’s intention to effect such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition.

(b) Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and a Majority in Interest of Investors; provided, however, that in no event may any such amendment, waiver or modification materially adversely affect any holder of Notes in a different or disproportionate manner unless agreed to in writing by such materially

8

adversely affected holder; and provided, further, that no such amendment, waiver or modification shall: (i) reduce the principal amount of this Note without the Investor’s written consent; or (ii) reduce the rate of interest of this Note without the Investor’s written consent.

(c) Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail (if to the Investor) or otherwise delivered by hand, messenger or courier service addressed:

(i) if to the Investor, to the Investor at the Investor’s address, facsimile number or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof, or until such Investor so furnishes an address, facsimile number or electronic mail address to the Company, then to and at the address, facsimile number or electronic mail address of the last holder of this Note for which the Company has contact information in its records; or

(ii) if to the Company, to the attention of the Chief Executive Officer or the Chief Financial Officer of the Company at the Company’s address as shown on the signature page hereto, or at such other address as the Company shall have furnished to the Investor, with a copy (which shall not constitute notice) to Philip H. Oettinger, Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, CA 94304.

Each such notice or other communication shall for all purposes of this Note be treated as effective or having been given: (A) if delivered by hand, messenger or courier service, when delivered; (B) if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid; or (C) if sent by facsimile, upon confirmation of facsimile transfer or, if sent by electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address. In the event of any conflict between the Company’s books and records and this Note or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.

(d) Pari Passu Notes. The Investor acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and in all other respects to the other Notes issued pursuant to the Note and Warrant Purchase Agreement or pursuant to the terms of such Notes. Upon repayment of any amounts on any Note, the Company shall as promptly as reasonably practicable make available with such repayment an accounting that sets forth the repayments made to all holders of Notes issued pursuant to the Note and Warrant Purchase Agreement. In the event that the Investor receives payments in excess of such Investor’s pro rata share of the Company’s payments to the holders holding all of the Notes, then the Investor shall hold in trust all such excess payments for the benefit of the holders of the other Notes and shall pay such amounts held in trust to such other holders upon demand by such holders.

(e) Usury Savings Clause. Nothing contained in this Note shall be deemed to require the payment of interest in excess of the amount which the Investor may lawfully charge under any applicable usury laws. In the event that such Investor shall collect monies in respect of this Note that: (i) are deemed to constitute interest under applicable usury laws; and (ii) are in an amount that would increase the effective interest rate under this Note to a rate in excess of that permitted to be charged under applicable usury laws, all such amounts deemed to constitute interest in excess of the legal maximum rate shall, upon such determination, to the extent permitted by applicable usury laws, be deemed a payment of principal and credited against the then-outstanding principal amount due under this Note, and the remaining excess amount, if any, shall be refunded to the Company.

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(f) Waivers. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

(g) Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware or of any other state.

(h) Waiver of Jury Trial; Judicial Reference. BY ACCEPTANCE OF THIS NOTE, THE INVESTOR HEREBY AGREES AND THE COMPANY HEREBY AGREES TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE OR ANY OF THE TRANSACTION DOCUMENTS. This Section 7(h) shall not restrict a party from exercising remedies under the Uniform Commercial Code or from exercising pre-judgment remedies under applicable law.

(Signature Page Follows)

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The Company has caused this Note to be issued as of the date first written above.

COMPANY:

IRHYTHM TECHNOLOGIES, INC. a Delaware corporation

By:

Name:	Kevin King

Title:	President and Chief Executive Officer

Address: 650 Townsend Street, Suite 380 San Francisco, CA 94103

(Signature Page to iRhythm Technologies, Inc. Subordinated Convertible Promissory Note)

EXHIBIT C

FORM OF WARRANT TO PURCHASE SHARES

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, TRANSFER, PLEDGE OR HYPOTHECATION OF ANY INTEREST IN ANY OF THE SECURITIES REPRESENTED HEREBY.

Purchase Price «Warrant_Purchase_Price»	Dated as of November 1, 2012 Void after the date specified in Section 8

IRHYTHM TECHNOLOGIES, INC.

WARRANT TO PURCHASE SHARES

No. «Warrant_Number»

THIS CERTIFIES THAT, for value received, «Investor», or its registered assigns (the “Holder”), is entitled, subject to the provisions and upon the terms and conditions set forth herein, to purchase from iRhythm Technologies, Inc., a Delaware corporation (the “Company”), Shares (as defined below), in the amounts, at such times and at the price per share set forth in Section 1. The term “Warrant” as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein. This Warrant is issued in connection with the transactions described in the Note and Warrant Purchase Agreement, dated as of November 1, 2012, by and among the Company and the Investors described therein (the “Note and Warrant Purchase Agreement”). This Warrant is one of the series of “Warrants” issued pursuant to the Note and Warrant Purchase Agreement. Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Note and Warrant Purchase Agreement and/or the form of subordinated convertible promissory note attached as Exhibit B to the Note and Warrant Purchase Agreement (the “Note”, and together with each other Note issued pursuant to the Note and Warrant Purchase Agreement, the “Notes”). The Holder of this Warrant is subject to certain restrictions as set forth in the Note and Warrant Purchase Agreement.

The following is a statement of the rights of the Holder and the conditions to which this Warrant is subject, and to which the Holder, by acceptance of this Warrant, agrees:

1. Number and Price of Shares; Exercise Period.

(a) Definition of Shares. “Shares” shall mean the following: (i) if a Qualified Financing occurs on or prior to the Maturity Date of the Notes, the shares of the series of Preferred Stock sold in such Qualified Financing; or (ii) if a Qualified Financing has not occurred on or prior to any Maturity Event and the Notes are voluntarily converted into the Series C Preferred Stock of the Company, the shares of the Series C Preferred Stock.

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(b) Number of Shares. Subject to any previous exercise of the Warrant, the Holder shall have the right to purchase up to the number of Shares that equals the quotient obtained by dividing: (i) the Warrant Coverage Amount, by (ii) the Conversion Price, prior to (or in connection with) the expiration of this Warrant as provided in Section 8.

(c) Exercise Price. The exercise price per Share shall be equal to $0.001, subject to adjustment pursuant hereto (the “Exercise Price”).

(d) Exercise Period. This Warrant shall be exercisable, in whole or in part: (i) after the earlier to occur of: (A) the closing date of a Qualified Financing in which the Notes automatically convert into the shares of the series of Preferred Stock sold in such Qualified Financing; or (B) the voluntary conversion of the Notes into shares of the Series C Preferred Stock upon the written election of a Majority in Interest of Investors in connection with a Maturity Event; and (ii) prior to (or in connection with) the expiration of this Warrant as set forth in Section 8.

(e) Warrant Coverage Amount. The “Warrant Coverage Amount” shall mean:

(i) if the aggregate principal amount of the Holder’s Note(s) delivered pursuant to the Note and Warrant Purchase Agreement is less than or equal to the Holder’s Pro Rata Share, the amount obtained by multiplying: (A) twenty-five percent (25%); by (B) the principal amount of such Note(s); or

(ii) if the aggregate principal amount of the Holder’s Note(s) delivered pursuant to the Note and Warrant Purchase Agreement is greater than the Holder’s Pro Rata Share, the sum of: (A) the amount obtained by multiplying: (1) twenty-five percent (25%); by (2) the Holder’s Pro Rata Share; plus (B) the amount obtained by multiplying: (1) fifty percent (50%); by (2) the amount that the aggregate principal amount of such Note(s) exceeds the Holder’s Pro Rata Share.

2. Exercise of the Warrant.

(a) Exercise. The purchase rights represented by this Warrant may be exercised at the election of the Holder, in whole or in part, in accordance with Section 1, by:

(i) the tender to the Company at its principal office (or such other office or agency as the Company may designate) of a notice of exercise, in the form of Exhibit A hereto (the “Notice of Exercise”), duly completed and executed by or on behalf of the Holder, together with the surrender of this Warrant; and

(ii) the payment to the Company of an amount equal to: (A) the Exercise Price; multiplied by (B) the number of Shares being purchased, by wire transfer or certified, cashier’s or other check acceptable to the Company and payable to the order of the Company.

(b) Net Issue Exercise. In lieu of exercising this Warrant pursuant to Section 2(a)(ii), if the fair market value of one Share is greater than the Exercise Price (at the date of calculation as set forth below), the Holder may elect to receive a number of Shares equal to the value of this Warrant (or of any portion of this Warrant being cancelled) by surrender of this Warrant at the principal office of the Company (or such other office or agency as the Company may designate), together with a properly completed and executed Notice of Exercise reflecting such election, in which event the Company shall issue to the Holder that number of Shares computed using the following formula:

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X	=	Y (A – B)
A

Where:

X	=	The number of Shares to be issued to the Holder.

Y	=	The number of Shares purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being cancelled (at the date of such calculation).

A	=	The fair market value of one Share (at the date of such calculation).

B	=	The Exercise Price (as adjusted to the date of such calculation).

For purposes of the calculation above, the fair market value of one Share shall be determined by the Board of Directors of the Company, acting in good faith; provided, however, that:

(i) where a public market exists for the Company’s common stock at the time of such exercise, the fair market value per Share shall be the product of: (A) the average of the closing bid prices of the Common Stock or the closing price quoted on the national securities exchange on which the Common Stock is listed as published in the Wall Street Journal, as applicable, for the ten (10) trading day period ending five (5) trading days prior to the date of determination of the fair market value; and (B) the number of shares of Common Stock into which each Share is convertible at the time of such exercise, as applicable; and

(ii) if the Warrant is exercised in connection with the Company’s initial public offering of Common Stock, the fair market value per Share shall be the product of: (A) the per share offering price to the public of the Company’s initial public offering; and (B) the number of shares of Common Stock into which each Share is convertible at the time of such exercise, as applicable.

(c) Stock Certificates. The rights under this Warrant shall be deemed to have been exercised and the Shares issuable upon such exercise shall be deemed to have been issued immediately prior to the close of business on the date this Warrant is exercised in accordance with its terms, and the person entitled to receive the Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such Shares as of the close of business on such date. As promptly as reasonably practicable on or after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for that number of Shares issuable upon such exercise. In the event that the rights under this Warrant are exercised in part and have not expired, the Company shall execute and deliver a new Warrant reflecting the number of Shares that remain subject to this Warrant.

(d) No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the rights under this Warrant. In lieu of such fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction of a share.

(e) Conditional Exercise. The Holder may exercise this Warrant conditioned upon (and effective immediately prior to) consummation of any transaction that would cause the expiration of this Warrant pursuant to Section 8 by so indicating in the Notice of Exercise.

(f) Automatic Exercise Upon Change of Control. To the extent this Warrant is not previously exercised and if the Company will consummate a Change of Control, this Warrant shall be deemed

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automatically exercised in accordance with Section 2(b) above (even if not surrendered) immediately prior to the consummation of such Change of Control; provided, however, that the Holder may, at the Holder’s option, elect to exercise this Warrant in accordance with Section 2(a) above prior to the Company’s consummation of such Change of Control. To the extent this Warrant or any portion thereof is deemed automatically exercised pursuant to this Section 2(f), the Company (or its successor entity) agrees to notify the Holder within a reasonable period of time of the number of Shares, if any (or the consideration payable for such number of Shares in connection with such Change of Control, if any), that the Holder is entitled to receive by reason of such automatic exercise. If applicable, the Company shall not be required to deliver any stock certificate(s) evidencing any Shares issuable upon such automatic exercise unless and until the Company has received the original of this Warrant. The Company shall provide the Holder with prior notice of the Company’s contemplated consummation of any such Change of Control in accordance with Section 7 below.

(g) Reservation of Stock. The Company agrees during the term the rights under this Warrant are exercisable to take all reasonable action to reserve and keep available from its authorized and unissued shares of Preferred Stock for the purpose of effecting the exercise of this Warrant such number of shares (and shares of Common Stock for issuance on conversion of such shares) as shall from time to time be sufficient to effect the exercise of the rights under this Warrant; and if at any time the number of authorized but unissued shares of Preferred Stock (and shares of Common stock for issuance upon conversion of such shares) shall not be sufficient for purposes of the exercise of this Warrant in accordance with its terms and the conversion of the Shares, without limitation of such other remedies as may be available to the Holder, the Company will use reasonable efforts to take such corporate action as may, in the opinion of counsel, be necessary to increase its authorized and unissued shares of its Preferred Stock (and shares of Common Stock for issuance on conversion of such shares) to a number of shares as shall be sufficient for such purposes.

3. Replacement of the Warrant. Subject to the receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company at the expense of the Holder shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

4. Transfer of the Warrant.

(a) Warrant Register. The Company shall maintain a register (the “Warrant Register”) containing the name and address of the Holder or Holders. Until this Warrant is transferred on the Warrant Register in accordance herewith, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary. Any Holder of this Warrant (or of any portion of this Warrant) may change its address as shown on the Warrant Register by written notice to the Company requesting such a change of address.

(b) Warrant Agent. The Company may appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 4(a), issuing the Shares or other securities then issuable upon the exercise of the rights under this Warrant, exchanging this Warrant, replacing this Warrant or conducting related activities.

(c) Transferability of the Warrant. Subject to the provisions of this Warrant with respect to compliance with the Securities Act and limitations on assignments and transfers, including, without limitation, compliance with the restrictions on transfer set forth in Section 5, title to this Warrant may be transferred by endorsement (by the transferor and the transferee executing the assignment form, attached hereto as Exhibit B (the “Assignment Form”)), and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

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(d) Exchange of the Warrant upon a Transfer. On surrender of this Warrant (and a properly endorsed Assignment Form) for exchange, subject to the provisions of this Warrant with respect to compliance with the Securities Act and limitations on assignments and transfers, the Company shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of Shares issuable upon exercise hereof, and the Company shall register any such transfer upon the Warrant Register. This Warrant (and the securities issuable upon exercise of the rights under this Warrant) must be surrendered to the Company or its warrant or transfer agent, as applicable, as a condition precedent to the sale, pledge, hypothecation or other transfer of any interest in any of the securities represented hereby.

(e) Taxes. In no event shall the Company be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder, and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or is not payable.

5. Restrictions on Transfer of the Warrant and Shares; Compliance with Securities Laws. By acceptance of this Warrant, the Holder agrees to comply with the following:

(a) Restrictions on Transfers. Subject to Section 5(b) below, this Warrant may not be transferred or assigned, in whole or in part, without the Company’s prior written consent (which shall not be unreasonably withheld), and any attempt by the Holder to transfer or assign any rights, duties or obligations that arise under this Warrant without such permission shall be void. Any transfer of this Warrant or the Shares or the shares of Common Stock issuable upon conversion of the Shares (the “Securities”) must be in compliance with all applicable federal and state securities laws. The Holder agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of the Securities, or any beneficial interest therein, unless and until the transferee thereof has agreed in writing for the benefit of the Company to take and hold such Securities subject to, and to be bound by, the terms and conditions set forth in this Warrant to the same extent as if the transferee were the original Holder hereunder, and

(i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement, or

(ii)(A) such Holder shall have given prior written notice to the Company of such Holder’s intention to make such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition, (B) the transferee shall have confirmed to the satisfaction of the Company in writing, in substantially the form of Exhibit A-1 hereto, that the Securities are being acquired (1) solely for the transferee’s own account and not as a nominee for any other party, (2) for investment and (3) not with a view toward distribution or resale, and shall have confirmed such other matters related thereto as may be reasonably requested by the Company, and (C) if requested by the Company, such Holder shall have furnished the Company, at the Holder’s expense, with evidence satisfactory to the Company that such disposition will not require registration of such Securities under the Securities Act, whereupon such Holder shall be entitled to transfer such Securities in accordance with the terms of the notice delivered by such Holder to the Company. The Company agrees that it will not require an opinion of counsel for a transfer pursuant to Rule 144 of the Securities Act except in unusual circumstances.

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(b) Permitted Transfers. The following transfers shall not be subject to Section 5(a): (i) a transfer not involving a change in beneficial ownership; or (ii) transactions involving the distribution without consideration of Securities by any Holder to: (A) a parent, subsidiary or other affiliate of a Holder that is a corporation, (B) any of the Holder’s partners, members or other equity owners, or retired partners or members, or to the estate of any of its partners, members or other equity owners or retired partners or members, or (C) a venture capital fund that is controlled by or under common control with one or more general partners or managing members of, or shares the same management company with, the Holder; provided, however, in each case, that the Holder shall give written notice to the Company of the Holder’s intention to effect such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition.

(c) Investment Representation Statement. Unless the rights under this Warrant are exercised pursuant to an effective registration statement under the Securities Act that includes the Shares with respect to which the Warrant was exercised, it shall be a condition to any exercise of the rights under this Warrant that the Holder shall have confirmed to the satisfaction of the Company in writing, in substantially the form of Exhibit A-1 hereto, that the Shares so purchased are being acquired solely for the Holder’s own account and not as a nominee for any other party, for investment and not with a view toward distribution or resale and that the Holder shall have confirmed such other matters related thereto as may be reasonably requested by the Company.

(d) Securities Law Legend. The Securities shall (unless otherwise permitted by the provisions of this Warrant) be stamped or imprinted with a legend substantially similar to the following (in addition to any legend required by state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THIS CERTIFICATE MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, TRANSFER, PLEDGE OR HYPOTHECATION OF ANY INTEREST IN ANY OF THE SECURITIES REPRESENTED HEREBY.

(e) Market Stand-off Legend. The Shares and Common Stock issued upon exercise hereof or conversion thereof shall also be stamped or imprinted with a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING, AS SET FORTH IN THE WARRANT PURSUANT TO WHICH THESE SHARES WERE ISSUED, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.

6

(f) Instructions Regarding Transfer Restrictions. The Holder consents to the Company making a notation on its records and giving instructions to any transfer agent in order to implement the restrictions on transfer established in this Section 5.

(g) Removal of Legend. The legend referring to federal and state securities laws identified in Section 5(c) stamped on a certificate evidencing the Shares (and the Common Stock issuable upon conversion thereof) and the stock transfer instructions and record notations with respect to such securities shall be removed and the Company shall issue a certificate without such legend to the holder of such securities if: (i) such securities are registered under the Securities Act; or (ii) such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a sale or transfer of such securities may be made without registration or qualification.

6. Adjustments. Subject to the expiration of this Warrant pursuant to Section 8, the number and kind of Shares purchasable hereunder and the Exercise Price therefor are subject to adjustment from time to time, as follows:

(a) Merger or Reorganization. If at any time there shall be any reorganization, recapitalization, merger or consolidation (a “Reorganization”) involving the Company (other than as otherwise provided for herein or as would cause a deemed net exercise pursuant to Section 2(f)) in which shares of the Company’s stock are converted into or exchanged for securities, cash or other property, then, as a part of such Reorganization, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, the kind and amount of securities, cash or other property of the successor corporation resulting from such Reorganization, equivalent in value to that which a holder of the Shares deliverable upon exercise of this Warrant would have been entitled in such Reorganization if the right to purchase the Shares hereunder had been exercised immediately prior to such Reorganization. In any such case, appropriate adjustment (as determined in good faith by the Board of Directors of the successor corporation) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after such Reorganization to the end that the provisions of this Warrant shall be applicable after the event, as near as reasonably may be, in relation to any shares or other securities deliverable after that event upon the exercise of this Warrant.

(b) Reclassification of Shares. If the Securities issuable upon exercise of this Warrant are changed into the same or a different number of securities of any other class or classes by reclassification, capital reorganization, conversion of all outstanding shares of the relevant class or series (other than as would cause the expiration of this Warrant pursuant to Section 8) or otherwise (other than as otherwise provided for herein) (a “Reclassification”), then, in any such event, in lieu of the number of Shares which the Holder would otherwise have been entitled to receive, the Holder shall have the right thereafter to exercise this Warrant for a number of shares of such other class or classes of stock that a holder of the number of Securities deliverable upon exercise of this Warrant immediately before that change would have been entitled to receive in such Reclassification, all subject to further adjustment as provided herein with respect to such other shares.

(c) Subdivisions and Combinations. In the event that the outstanding shares of the Securities issuable upon exercise of this Warrant are subdivided (by stock split, by payment of a stock dividend or otherwise) into a greater number of shares of such Securities, the number of Shares issuable upon exercise of the rights under this Warrant immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately increased, and the Exercise Price shall be proportionately decreased, and in the event that the outstanding shares of the Securities issuable upon exercise of this Warrant are combined (by reclassification or otherwise) into a lesser number of shares of such Securities, the number of Shares issuable upon exercise of the rights under this Warrant immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately decreased, and the Exercise Price shall be proportionately increased.

7

(d) Notice of Adjustments. Upon any adjustment in accordance with this Section 6, the Company shall give notice thereof to the Holder, which notice shall state the event giving rise to the adjustment, the Exercise Price as adjusted and the number of securities or other property purchasable upon the exercise of the rights under this Warrant, setting forth in reasonable detail the method of calculation of each. The Company shall, upon the written request of any Holder, furnish or cause to be furnished to such Holder a certificate setting forth: (i) such adjustments; (ii) the Exercise Price at the time in effect; and (iii) the number of securities and the amount, if any, of other property that at the time would be received upon exercise of this Warrant.

7. Notification of Certain Events. Prior to the expiration of this Warrant pursuant to Section 8, in the event that the Company shall authorize:

(a) the issuance of any dividend or other distribution on the capital stock of the Company (other than: (i) dividends or distributions otherwise provided for in Section 6; (ii) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Company or its subsidiaries upon termination of their employment or services pursuant to agreements providing for the right of said repurchase; (iii) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Company or its subsidiaries pursuant to rights of first refusal or first offer contained in agreements providing for such rights; or (iv) repurchases of capital stock of the Company in connection with the settlement of disputes with any stockholder), whether in cash, property, stock or other securities;

(b) the voluntary liquidation, dissolution or winding up of the Company;

(c) a Change of Control; or

(d) any transaction resulting in the expiration of this Warrant pursuant to Section 8(b).

the Company shall send to the Holder of this Warrant at least ten (10) calendar days prior written notice of the date on which a record shall be taken for any such dividend or distribution specified in clause (a) or the expected effective date of any such other event specified in clause (b), (c) or (d), as applicable. The notice provisions set forth in this Section 7 may be shortened or waived prospectively or retrospectively by the consent of the holders of greater than fifty percent (50%) of the aggregate Warrant Coverage Amount of all Warrants issued pursuant to the Note and Warrant Purchase Agreement (a “Majority in Interest of Warrant Holders”).

8. Expiration of the Warrant. This Warrant shall expire and shall no longer be exercisable as of the earlier of:

(a) 5:00 p.m., Pacific time, on November 1, 2019; or

(b) Upon the written election of a Majority in Interest of Warrant Holders to effect an adjustment of the Conversion Price of: (i) in the case of a Qualified Financing, the shares of the series of Preferred Stock sold in such Qualified Financing; or (ii) the Series C Preferred Stock, to a price per share that, following such adjustment of the Conversion Price, would result in the number of such shares of the series of Preferred Stock sold in such Qualified Financing or the Series C Preferred Stock, as applicable, being issued upon any conversion of the Notes in accordance with their terms, being equal to the number of shares as would otherwise have been issuable upon the conversion of the Notes and exercise of the Warrants, in each case in accordance with their terms, had no such adjustment of the Conversion Price been so effected.

8

9. No Rights as a Stockholder. Nothing contained herein shall entitle the Holder to any rights as a stockholder of the Company or to be deemed the holder of any securities that may at any time be issuable on the exercise of the rights hereunder for any purpose nor shall anything contained herein be construed to confer upon the Holder, as such, any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or any other rights of a stockholder of the Company until the rights under the Warrant shall have been exercised and the Shares purchasable upon exercise of the rights hereunder shall have become deliverable as provided herein.

10. Market Stand-off. Each Holder agrees that all Shares shall be subject to the market standoff provisions of Section 2.10 of the Rights Agreement.

11. Miscellaneous.

(a) Amendments. Except as expressly provided herein, neither this Warrant nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Warrant and signed by the Company and a Majority in Interest of the Warrant Holders; provided, however, that in no event may any such amendment, waiver, discharge or termination materially adversely affect any holder of a Warrant in a different or disproportionate manner than the other holders of Warrants issued under the Note and Warrant Purchase Agreement unless agreed to in writing by such materially adversely affected holder. Any amendment, waiver, discharge or termination effected in accordance with this Section 11(a) shall be binding upon each holder of the Warrants, each future holder of such Warrants and the Company; provided, however, that no special consideration or inducement may be given to any such holder in connection with such consent that is not given ratably to all such holders, and that such amendment must apply to all such holders equally and ratably in accordance with the number of shares of capital stock issuable upon exercise of the Warrants. The Company shall promptly give notice to all holders of Warrants of any amendment effected in accordance with this Section 11(a).

(b) Waivers. No waiver of any single breach or default shall be deemed a waiver of any other breach or default theretofore or thereafter occurring.

(c) Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail (if to the Holder) or otherwise delivered by hand, messenger or courier service addressed:

(i) if to the Holder, to the Holder at the Holder’s address, facsimile number or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof, or until any such Holder so furnishes an address, facsimile number or electronic mail address to the Company, then to and at the address, facsimile number or electronic mail address of the last holder of this Warrant for which the Company has contact information in its records; or

(ii) if to the Company, to the attention of the Chief Executive Officer or the Chief Financial Officer of the Company at the Company’s address as shown on the signature page hereto, or at such other address as the Company shall have furnished to the Holder, with a copy (which shall not constitute notice) to Philip H. Oettinger, Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, CA 94304.

9

Each such notice or other communication shall for all purposes of this Warrant be treated as effective or having been given: (A) if delivered by hand, messenger or courier service, when delivered; (B) if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid; or (C) if sent by facsimile, upon confirmation of facsimile transfer or, if sent by electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address. In the event of any conflict between the Company’s books and records and this Warrant or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.

(d) Governing Law. This Warrant and all actions arising out of or in connection with this Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware or of any other state.

(e) Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant. All references in this Warrant to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

(f) Severability. If any provision of this Warrant becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Warrant, and such illegal, unenforceable or void provision shall be replaced with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, unenforceable or void provision. The balance of this Warrant shall be enforceable in accordance with its terms.

(g) Waiver of Jury Trial. EACH OF THE HOLDER AND THE COMPANY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS WARRANT. This Section 11(g) shall not restrict the Holder or the Company from exercising remedies under the Uniform Commercial Code or from exercising pre-judgment remedies under applicable law.

(h) California Corporate Securities Law. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS WARRANT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS WARRANT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

(i) Rights and Obligations Survive Exercise of the Warrant. Except as otherwise provided herein, the rights and obligations of the Company and the Holder under this Warrant shall survive exercise of this Warrant.

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(j) Entire Agreement. Except as expressly set forth herein, this Warrant (including the exhibits attached hereto), the Notes, the Note and Warrant Purchase Agreement and the other Transaction Documents constitute the entire agreement and understanding of the Company and the Holder with respect to the subject matters hereof and thereof and supersede all prior agreements and understandings relating to the subject matters hereof and thereof.

(Signature Page Follows)

11

The Company signed this Warrant as of the date first written above.

COMPANY:

IRHYTHM TECHNOLOGIES, INC. a Delaware corporation

By:
Name:	Kevin King
Title:	President and Chief Executive Officer

Address: 650 Townsend Street, Suite 380 San Francisco, CA 94103

(Signature Page to iRhythm Technologies, Inc. Warrant)

EXHIBIT A

NOTICE OF EXERCISE

TO:	IRHYTHM TECHNOLOGIES, INC. (the “Company”)

Attention:	President and Chief Executive Officer

(1)	Exercise. The undersigned elects to purchase the following pursuant to the terms of the attached Warrant:

Number of shares:

Type of security:

(2)	Method of Exercise. The undersigned elects to exercise the attached Warrant pursuant to:

☐	A cash payment, and tenders herewith payment of the purchase price for such shares in full, together with all applicable transfer taxes, if any.

☐	The net issue exercise provisions of Section 2(b) of the attached Warrant.

(3)	Conditional Exercise. Is this a conditional exercise pursuant to Section 2(e):

☐	Yes	☐	No

If “Yes,” indicate the applicable condition:

]

(4)	Stock Certificate. Please issue a certificate or certificates representing the shares in the name of:

☐	The undersigned

☐	Other—Name:

Address:

(5)	Unexercised Portion of the Warrant. Please issue a new warrant for the unexercised portion of the attached Warrant in the name of:

☐	The undersigned

☐	Other—Name:

Address:

☐	Not applicable

A-1

(6)	Investment Intent. The undersigned represents and warrants that the aforesaid shares are being acquired for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and that the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the shares, nor does it have any contract, undertaking, agreement or arrangement for the same.

(7)	Investment Representation Statement and Market Stand-Off Agreement. The undersigned has executed, and delivers herewith, an Investment Representation Statement and Market Stand-Off Agreement in a form substantially similar to the form attached to the Warrant as Exhibit A-1.

(8)	Consent to Receipt of Electronic Notice. Subject to the limitations set forth in Delaware General Corporation Law § 232(e), the undersigned consents to the delivery of any notice to stockholders given by the Company under the Delaware General Corporation Law or the Company’s Certificate of Incorporation or Bylaws by: (i) facsimile telecommunication to the facsimile number provided below (or to any other facsimile number for the undersigned in the Company’s records); (ii) electronic mail to the electronic mail address provided below (or to any other electronic mail address for the undersigned in the Company’s records); (iii) posting on an electronic network together with separate notice to the undersigned of such specific posting; or (iv) any other form of electronic transmission (as defined in the Delaware General Corporation Law) directed to the undersigned. This consent may be revoked by the undersigned by written notice to the Company and may be deemed revoked in the circumstances specified in Delaware General Corporation Law § 232.

(Print name of the warrant holder)

(Signature)

(Name and title of signatory, if applicable)

(Date)

(Fax number)

(Email address)

(Signature Page to the Notice of Exercise)

A-2

EXHIBIT A-l

INVESTMENT REPRESENTATION STATEMENT

AND

MARKET STAND-OFF AGREEMENT

INVESTOR:

COMPANY:	IRHYTHM TECHNOLOGIES, INC.

SECURITIES:	THE WARRANT ISSUED ON NOVEMBER 1, 2012 (THE “WARRANT”) AND THE SECURITIES ISSUED OR ISSUABLE UPON EXERCISE THEREOF (INCLUDING UPON SUBSEQUENT CONVERSION OF THOSE SECURITIES)

DATE:

In connection with the purchase or acquisition of the above-listed Securities, the undersigned Investor represents and warrants to, and agrees with, the Company as follows:

1. No Registration. The Investor understands that the Securities have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein or otherwise made pursuant hereto.

2. Investment Intent. The Investor is acquiring the Securities for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. The Investor has no present intention of selling, granting any participation in, or otherwise distributing the Securities, nor does it have any contract, undertaking, agreement or arrangement for the same.

3. Investment Experience. The Investor has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company, and has such knowledge and experience in financial or business matters so that it is capable of evaluating the merits and risks of its investment in the Company and protecting its own interests.

4. Speculative Nature of Investment. The Investor understands and acknowledges that the Company has a limited financial and operating history and that its investment in the Company is highly speculative and involves substantial risks. The Investor can bear the economic risk of its investment and is able, without impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

5. Access to Data. The Investor has had an opportunity to ask questions of officers of the Company, which questions were answered to its satisfaction. The Investor believes that it has received all the information that it considers necessary or appropriate for deciding whether to acquire the Securities. The Investor understands that any such discussions, as well as any information issued by the Company, were intended to describe certain aspects of the Company’s business and prospects, but were not necessarily a thorough or exhaustive description. The Investor acknowledges that any business plans prepared by the Company have been, and continue to be, subject to change and that any projections included in such business plans or otherwise are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the projections will not materialize or will vary significantly from actual results.

A-1-1

6. Accredited Investor. The Investor is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission and agrees to submit to the Company such further assurances of such status as may be reasonably requested by the Company.

7. Residency. The residency of the Investor (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth on the signature page hereto.

8. Restrictions on Resales. The Investor acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Investor is aware of the provisions of Rule 144 promulgated under the Securities Act, which permit resale of shares purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things, the availability of certain current public information about the Company; the resale occurring not less than a specified period after a party has purchased and paid for the security to be sold; the number of shares being sold during any three-month period not exceeding specified limitations; the sale being effected through a “broker’s transaction,” a transaction directly with a “market maker” or a “riskless principal transaction” (as those terms are defined in the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder); and the filing of a Form 144 notice, if applicable. The Investor acknowledges and understands that the Company may not be satisfying the current public information requirement of Rule 144 at the time the Investor wishes to sell the Securities and that, in such event, the Investor may be precluded from selling the Securities under Rule 144 even if the other applicable requirements of Rule 144 have been satisfied. The Investor understands and acknowledges that, in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Securities. The Investor understands that, although Rule 144 is not exclusive, the Securities and Exchange Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for those offers or sales and that those persons and the brokers who participate in the transactions do so at their own risk.

9. No Public Market. The Holder understands and acknowledges that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company’s securities.

10. Brokers and Finders. The Investor has not engaged any brokers, finders or agents in connection with the Securities, and the Company has not incurred nor will incur, directly or indirectly, as a result of any action taken by the Investor, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Securities.

11. Legal Counsel. The Investor has had the opportunity to review the Warrant, the exhibits and schedules attached thereto and the transactions contemplated by the Warrant with its own legal counsel. The Investor is not relying on any statements or representations of the Company or its agents for legal advice with respect to this investment or the transactions contemplated by the Warrant.

12. Tax Advisors. The Investor has reviewed with its own tax advisors the U.S. federal, state and local and non-U.S. tax consequences of this investment and the transactions contemplated by the Warrant. With respect to such matters, the Investor relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Investor understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by the Warrant.

A-1-2

13. Market Stand-off. The Investor agrees that all Securities shall be subject to the market standoff provisions of Section 2.10 of the Rights Agreement

(Signature Page Follows)

A-1-3

The Investor is signing this Investment Representation Statement and Market Stand-Off Agreement on the date first written above.

INVESTOR

(Print name of the investor)

(Signature)

(Name and title of signatory, if applicable)

(Street address)

(City, state and ZIP)

A-1-4

EXHIBIT B

ASSIGNMENT FORM

ASSIGNOR:

COMPANY:	IRHYTHM TECHNOLOGIES, INC.

WARRANT:	THE WARRANT TO PURCHASE SHARES ISSUED ON NOVEMBER 1, 2012 (THE “WARRANT”)

DATE:

(1)	Assignment. The undersigned registered holder of the Warrant (“Assignor”) assigns and transfers to the assignee named below (“Assignee”) all of the rights of Assignor under the Warrant, with respect to the number of shares set forth below:

Name of Assignee:

Address of Assignee:

Number of Shares Assigned:

and does irrevocably constitute and appoint                                  as attorney to make such transfer on the books of IRHYTHM TECHNOLOGIES, INC., maintained for the purpose, with full power of substitution in the premises.

(2)	Obligations of Assignee. Assignee agrees to take and hold the Warrant and any shares of stock to be issued upon exercise of the rights thereunder (and any shares issuable upon conversion thereof) (the “Securities”) subject to, and to be bound by, the terms and conditions set forth in the Warrant to the same extent as if Assignee were the original holder thereof.

(3)	Investment Intent. Assignee represents and warrants that the Securities are being acquired for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and that Assignee has no present intention of selling, granting any participation in, or otherwise distributing the shares, nor does it have any contract, undertaking, agreement or arrangement for the same.

(4)	Investment Representation Statement and Market Stand-Off Agreement. Assignee has executed, and delivers herewith, an Investment Representation Statement and Market Stand-Off Agreement in a form substantially similar to the form attached to the Warrant as Exhibit A-1.

B-1

Assignor and Assignee are signing this Assignment Form on the date first set forth above.

ASSIGNOR	ASSIGNEE

(Print name of Assignor)	(Print name of Assignee)

(Signature of Assignor)	(Signature of Assignee)

(Print name of signatory, if applicable)	(Print name of signatory, if applicable)

(Print title of signatory, if applicable)	(Print title of signatory, if applicable)

Address:	Address:

B-2

EXHIBIT D

SCHEDULE OF EXCEPTIONS

[INTENTIONALLY OMITTED]

EXHIBIT E

FORM OF SUBORDINATION AGREEMENT

SUBORDINATION AGREEMENT

This Subordination Agreement (the “Agreement”) is made as of November 1, 2012, by and among each of the undersigned Creditors (individually, a “Creditor” and, collectively, the “Creditors”) and Silicon Valley Bank (“Bank”).

Recitals

A.    iRhythm Technologies, Inc. (“Borrower”) has obtained certain loans or other credit accommodations from Bank to Borrower which are or may be from time to time secured by assets and property of Borrower pursuant to that certain Loan and Security Agreement between Borrower and Bank dated as of July 16, 2007, as may be amended from time to time (the “Loan Agreement”).

B.    Borrower has issued and will issue from time to time certain Subordinated Convertible Promissory Notes (as amended from time to time, the “Notes”) to the Creditors pursuant to the Note and Warrant Purchase Agreement dated November 1, 2012 (as in effect on the date hereof or as modified with the written consent of the Bank, the “Note Purchase Agreement”).

C.    In order to induce Bank to extend credit to Borrower and, at any time or from time to time, at Bank’s option, to make such further loans, extensions of credit, or other accommodations to or for the account of Borrower, or to purchase or extend credit upon any instrument or writing in respect of which Borrower may be liable in any capacity, or to grant such renewals or extension of any such loan, extension of credit, purchase, or other accommodation as Bank may deem advisable, each Creditor is willing to subordinate: (i) all of Borrower’s indebtedness to such Creditor under the Notes and the Note Purchase Agreement, whether presently existing or arising in the future (including, without limitation, principal, premium (if any), interest, fees, charges, expenses, costs, professional fees and expenses, and reimbursement obligations) (the “Subordinated Debt”), to all Senior Debt (as hereinafter defined), except as specified herein; and (ii) all of such Creditor’s security interests under the Notes and the Note Purchase Agreement, if any, to all of Bank’s security interests in the Borrower’s property under the Loan Agreement.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.    Each Creditor subordinates to Bank’s security interest under the Loan Agreement any security interest or lien that such Creditor may have under the Subordinated Debt in any property of Borrower. Notwithstanding the respective dates of attachment or perfection of the security interest of such Creditor and the security interest of Bank, the security interest of Bank in the Collateral (the “Collateral”), as defined in the Loan Agreement, shall at all times be senior to any security interest of such Creditor under the Subordinated Debt.

2.    Except as set forth in Section 3, all Subordinated Debt is subordinated in right of payment to all obligations of Borrower to Bank under the Loan Agreement now existing or hereafter arising, together with all costs of collecting such obligations (including attorneys’ fees), including, without limitation, all interest accruing after the commencement by or against Borrower of any bankruptcy, reorganization or similar proceeding, and all obligations of Borrower to Bank under the Loan Agreement (the “Senior Debt”).

3.    No Creditor will demand or receive from Borrower (and Borrower will not pay to such Creditor) all or any part of the Subordinated Debt, by way of payment, prepayment, setoff, lawsuit or otherwise, nor will any Creditor exercise any remedy with respect to the Collateral, nor will any Creditor accelerate the Subordinated Debt, or commence, or cause to commence, prosecute or participate in any administrative, legal or equitable action against Borrower, until such time as (i) the Senior Debt is fully paid in cash, (ii) Bank has no commitment or obligation to lend any further funds to Borrower, and (iii) all financing agreements between Bank and Borrower are terminated. The foregoing notwithstanding, provided that an Event of Default, as defined in the Loan Agreement, has not occurred and is not continuing and would not exist immediately after such payment, each Creditor shall be entitled to receive each regularly scheduled, non-accelerated payment of non-default interest as and when due and payable in accordance with the terms of the Note Purchase Agreement and any Notes issued pursuant thereto. Nothing in this paragraph shall prohibit a Creditor from converting all or any part of the Subordinated Debt into equity securities of Borrower and from receiving cash payments in lieu of the issuance of fractional shares in connection with such conversion, provided that, if such securities have any call, put or other conversion features that would obligate Borrower to declare or pay dividends, make distributions, or otherwise pay any money or deliver any other securities or consideration to the holder (other than securities that would be subordinated in right of payment to the Senior Debt), such Creditor agrees that Borrower may not declare, pay or make such dividends, distributions or other payments to such Creditor, and such Creditor shall not accept any such dividends, distributions or other payments. Nothing in this Section 3 shall prohibit a Creditor from filing a lawsuit solely to prevent the running of any applicable statute of limitations or other similar restriction on claims, but in each case only to the extent reasonably necessary to prevent such running.

4.    Each Creditor shall promptly deliver to Bank in the form received (except for endorsement or assignment by such Creditor where required by Bank) for application to the Senior Debt any payment, distribution, security or proceeds received by such Creditor with respect to the Subordinated Debt other than in accordance with this Agreement.

5.    In the event of Borrower’s insolvency, reorganization or any case or proceeding under any bankruptcy or insolvency law or laws relating to the relief of debtors, these provisions shall remain in full force and effect, and Bank’s claims against Borrower and the estate of Borrower shall be paid in full before any payment is made to any Creditor.

6.    Until the Senior Debt is fully paid in cash and Bank’s arrangements to lend any funds to Borrower have been terminated, each Creditor irrevocably appoints Bank as Creditor’s attorney-in-fact, and grants to Bank a power of attorney with full power of substitution, in the name of such Creditor or in the name of Bank, for the use and benefit of Bank, without notice to such Creditor, to perform at Bank’s option the following acts in any bankruptcy, insolvency or similar proceeding involving Borrower to file the appropriate claim or claims in respect of the Subordinated Debt on behalf of such Creditor if such Creditor does not do so prior to 10 days before the expiration of the time to file claims in such proceeding and if Bank elects, in its sole discretion, to file such claim or claims. Creditor shall not vote any claims in respect of the Subordinated Debt in a manner inconsistent with this Agreement.

7.    After all Senior Debt is paid in full and until all Subordinated Debt is paid in full, Creditor shall be subrogated to the rights of Bank to receive payments and distributions applicable to the Senior Debt.

8.    Even if a failure to make a payment under the Subordinated Debt is caused by operation of this Agreement, the effect of such failure shall not be construed as preventing a default under the Subordinated Debt; provided, the exercise of any remedies by Creditor shall be limited as provided in Section 3.

9.    Each Creditor shall immediately affix a legend to the instruments evidencing the Subordinated Debt stating that the instruments are subject to the terms of this Agreement. By the execution of this Agreement, such Creditor authorizes Bank to amend any financing statements filed by such Creditor against Borrower as follows: “In accordance with a certain Subordination Agreement by and among the Secured Party, the Debtor and Silicon Valley Bank, the Secured Party has subordinated any security interest or lien that Secured Party may have in any property of the Debtor to the security interest of Silicon Valley Bank in all assets of the Debtor, notwithstanding the respective dates of attachment or perfection of the security interest of the Secured Party and Silicon Valley Bank.”

10.    No amendment of the documents evidencing or relating to the Subordinated Debt shall directly or indirectly modify the provisions of this Agreement in any manner that might terminate or impair the subordination of the Subordinated Debt or the subordination of the security interest or lien that a Creditor may have in any property of Borrower. By way of example, such instruments shall not be amended to (i) increase the rate of interest with respect to the Subordinated Debt, or (ii) accelerate the payment of the principal or interest or any other portion of the Subordinated Debt. Bank shall have the sole and exclusive right to restrict or permit, or approve or disapprove, the sale, transfer or other disposition of Collateral except in accordance with the terms of the Senior Debt. Upon written notice from Bank to a Creditor of Bank’s agreement to release its lien on all or any portion of the Collateral in connection with the sale, transfer or other disposition thereof by Bank (or by Borrower with consent of

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Bank), such Creditor shall be deemed to have also, automatically and simultaneously, released its lien on such Collateral, and such Creditor shall upon written request by Bank, immediately take such action as shall be necessary or appropriate to evidence and confirm such release. All proceeds resulting from any such sale, transfer or other disposition shall be applied first to the Senior Debt until payment in full thereof, with the balance, if any, to the Subordinated Debt, or to any other entitled party. If Creditor fails to release its lien as required hereunder, each Creditor hereby appoints Bank as attorney in fact for such Creditor with full power of substitution to release Creditor’s liens as provided hereunder. Such power of attorney being coupled with an interest shall be irrevocable.

11.    All necessary action on the part of a Creditor, its officers, directors, partners, members and shareholders, as applicable, necessary for the authorization of this Agreement and the performance of all obligations of such Creditor hereunder has been taken. This Agreement constitutes the legal, valid and binding obligation of such Creditor, enforceable against such Creditor in accordance with its terms, except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. The execution, delivery and performance of and compliance with this Agreement by such Creditor will not (i) result in any material violation or default of any term of any of such Creditor’s charter, formation or other organizational documents or (ii) violate any material applicable law, rule or regulation.

12.    If, at any time after payment in full of the Senior Debt any payments of the Senior Debt must be disgorged by Bank for any reason (including, without limitation, the bankruptcy of Borrower), this Agreement and the relative rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been made and each Creditor shall immediately pay over to Bank all payments received with respect to the Subordinated Debt to the extent that such payments would have been prohibited hereunder. At any time and from time to time, without notice to such Creditor, Bank may take such actions with respect to the Senior Debt as Bank, in its sole discretion, may deem appropriate, including, without limitation, terminating advances to Borrower, increasing the principal amount, extending the time of payment, increasing applicable interest rates, renewing, compromising or otherwise amending the terms of any documents affecting the Senior Debt and any collateral securing the Senior Debt, and enforcing or failing to enforce any rights against Borrower or any other person. No such action or inaction shall impair or otherwise affect Bank’s rights hereunder. Creditor waives any benefits of California Civil Code Sections 2809, 2810, 2819, 2845, 2847, 2848, 2849, 2850, 2899 and 3433.

13.    This Agreement shall bind any successors or assignees of a Creditor and shall benefit any successors or assigns of Bank. This Agreement shall remain effective until terminated in writing by Bank. This Agreement is solely for the benefit of Creditor and Bank and not for the benefit of Borrower or any other party. Each Creditor further agrees that if Borrower is in the process of refinancing any portion of the Senior Debt with a new lender, and if Bank makes a request of such Creditor, such Creditor shall agree to enter into a new subordination agreement with the new lender on substantially the terms and conditions of this Agreement.

14.    Each party hereby agrees to execute such documents and/or take such further action as any other party may at any time or times reasonably request in order to carry out the provisions and intent of this Agreement, including, without limitation, ratifications and confirmations of this Agreement from time to time hereafter, as and when requested by Bank.

15.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

16.    This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to conflicts of laws principles. Each Creditor and Bank submit to the exclusive jurisdiction of the state and federal courts located in Santa Clara County, California in any action, suit, or proceeding of any kind, against it which arises out of or by reason of this Agreement. EACH CREDITOR AND BANK WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN.

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WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Santa Clara County, California Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and order applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to the California Code of Civil Procedure § 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

17.    This Agreement represents the entire agreement with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and commitments. No Creditor is relying on any representations by Bank or Borrower in entering into this Agreement, and each such Creditor has kept and will continue to keep itself fully apprised of the financial and other condition of Borrower. This Agreement may be amended only by written instrument signed by Creditors and Bank.

18.    In the event of any legal action to enforce the rights of a party under this Agreement, the party prevailing in such action shall be entitled, in addition to such other relief as may be granted, all reasonable costs and expenses, including reasonable attorneys’ fees, incurred in such action.

[Signature page follows.]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

“Bank”

SILICON VALLEY BANK

By:

Title:

“Borrower”

IRHYTHM TECHNOLOGIES, INC.

By:

Title:

[CREDITOR SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have executed this Subordination Agreement as of the date first above written.

“Creditor”

NEW LEAF VENTURES II, L.P.

By:	New Leaf Venture Associates II, L.P.
Its:	General Partner

By:	New Leaf Venture Management II, L.L.C.
Its:	General Partner

By:
Name:	Vijay K. Lathi
Title:	Managing Director

[CREDITOR SIGNATURE PAGE TO SVB-IRHYTHM SUBORDINATION AGREEMENT]

IN WITNESS WHEREOF, the undersigned have executed this Subordination Agreement as of the date first above written.

“Creditor”

ST. JUDE MEDICAL, INC.

By:
Name:
Title:

[CREDITOR SIGNATURE PAGE TO SVB-IRHYTHM SUBORDINATION AGREEMENT]

IN WITNESS WHEREOF, the undersigned have executed this Subordination Agreement as of the date first above written.

“Creditor”

SYNERGY LIFE SCIENCE PARTNERS, LP

By:	Synergy Venture Partners, LLC
Its:	General Partner

By:
Name:
Title:	Manager

[CREDITOR SIGNATURE PAGE TO SVB-IRHYTHM SUBORDINATION AGREEMENT]

IN WITNESS WHEREOF, the undersigned have executed this Subordination Agreement as of the date first above written.

“Creditor”

THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY (PVF)

By:
Name:	Martina Poquet
Title:	Managing Director – Separate Investments

[CREDITOR SIGNATURE PAGE TO SVB-IRHYTHM SUBORDINATION AGREEMENT]

IN WITNESS WHEREOF, the undersigned have executed this Subordination Agreement as of the date first above written.

“Creditor”

KFBSF PRIVATE EQUITY FUND II, L.P.

By:
Its:

By:
Name:
Title:

[CREDITOR SIGNATURE PAGE TO SVB-IRHYTHM SUBORDINATION AGREEMENT]

IN WITNESS WHEREOF, the undersigned have executed this Subordination Agreement as of the date first above written.

“Creditor”

WS INVESTMENT COMPANY, LLC (2012A)

By:
Name:
Title:	Member

CREDITOR SIGNATURE PAGE TO SVB-IRHYTHM SUBORDINATION AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Subordination Agreement as of the date first above written.

“Creditor”

KAISER PERMANENTE VENTURES, LLC – SERIES A

By:
Name:
Title:

KAISER PERMANENTE VENTURES, LLC – SERIES B

By:
Name:
Title:

THE PERMANENTE FEDERATION, LLC – SERIES J

By:
Name:
Title:

[CREDITOR SIGNATURE PAGE TO SVB-IRHYTHM SUBORDINATION AGREEMENT]

IN WITNESS WHEREOF, the undersigned have executed this Subordination Agreement as of the date first above written.

“Creditor”

JAY H. ALEXANDER DECLARATION OF TRUST DATED NOVEMBER 12, 1987

By:
Name:
Title:

[CREDITOR SIGNATURE PAGE TO SVB-IRHYTHM SUBORDINATION AGREEMENT]

IN WITNESS WHEREOF, the undersigned have executed this Subordination Agreement as of the date first above written.

“Creditor”

JOSEPH D. ILVENTO, MD AND JUDY C. DEAN, MD PROFIT SHARING TRUST FOR STAFF

By:
Name:
Title:

[CREDITOR SIGNATURE PAGE TO SVB-IRHYTHM SUBORDINATION AGREEMENT]

IN WITNESS WHEREOF, the undersigned have executed this Subordination Agreement as of the date first above written.

“Creditor”

SCOTT B. GIBSON

[CREDITOR SIGNATURE PAGE TO SVB-IRHYTHM SUBORDINATION AGREEMENT]

IN WITNESS WHEREOF, the undersigned have executed this Subordination Agreement as of the date first above written.

“Creditor”

MIRRO FAMILY PARTNERSHIP

By:
Name:
Title:

[CREDITOR SIGNATURE PAGE TO SVB-IRHYTHM SUBORDINATION AGREEMENT]

IN WITNESS WHEREOF, the undersigned have executed this Subordination Agreement as of the date first above written.

“Creditor”

MICHAEL D. GOLDBERG FAMILY TRUST

By:
Name:
Title:

[CREDITOR SIGNATURE PAGE TO SVB-IRHYTHM SUBORDINATION AGREEMENT]

IN WITNESS WHEREOF, the undersigned have executed this Subordination Agreement as of the date first above written.

“Creditor”

KATZ FAMILY VENTURES, LLC

By:
Name:
Title:

[CREDITOR SIGNATURE PAGE TO SVB-IRHYTHM SUBORDINATION AGREEMENT]

IN WITNESS WHEREOF, the undersigned have executed this Subordination Agreement as of the date first above written.

“Creditor”

VANCE VANIER

KATHLEEN VANIER

[CREDITOR SIGNATURE PAGE TO SVB-IRHYTHM SUBORDINATION AGREEMENT]

EXHIBIT F

SECRETARY’S CERTIFICATE

IRHYTHM TECHNOLOGIES, INC.

SECRETARY’S CERTIFICATE

November 1, 2012

Reference is made to that certain Note and Warrant Purchase Agreement, dated as of November 1, 2012, by and among iRhythm Technologies, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), and the and the persons and entities listed on the Schedule of Investors attached thereto as Exhibit A (the “Note and Warrant Purchase Agreement”). All capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Note and Warrant Purchase Agreement. This Secretary’s Certificate (this “Certificate”) is being delivered pursuant to Section 5.6(a) of the Note and Warrant Purchase Agreement.

I, J. Casey McGlynn, do hereby certify that I am the Secretary of the Company, and that, as such, I am authorized to execute this certificate on behalf of the Company, and do hereby further certify that:

1.    Attached hereto as Exhibit A are true and correct copies of: (i) the Amended and Restated Certificate of Incorporation of the Company, filed with the Secretary of State of the State of Delaware on January 11, 2012 the “Restated Certificate”); and (ii) the Certificate of Amendment of Amended and Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on November 1, 2012 (the “Certificate Amendment”), each as in effect as of the date hereof. No steps have been taken by the Board of Directors (the “Board”) or stockholders of the Company to effect or authorize any amendment or other modification to the Restated Certificate or the Certificate of Amendment.

2.    Attached hereto as Exhibit B is a true and correct copy of the Bylaws of the Company, as amended to date and in effect as of the date hereof (the “Amended Bylaws”). No steps have been taken by the Board or stockholders of the Company to effect or authorize any amendment or other modification to such Amended Bylaws.

3.    Attached hereto as Exhibit C are true and correct copies of the resolutions duly adopted by the Board on November 1, 2012, which resolutions authorize the execution, delivery and performance by the Company of the Note and Warrant Purchase Agreement and the other Transaction Documents and the consummation of the transactions contemplated thereby. Such resolutions were adopted in compliance with the Company’s certificate of incorporation as in effect when adopted and Bylaws as in effect when adopted and are in full force and effect as of the date hereof and have not been amended, modified or rescinded. No other resolutions have been adopted relating to such subject matter by the Board or any committee thereof.

4.    Attached hereto as Exhibit D are true and correct copies of the resolutions duly adopted by the stockholders of the Company on November 1, 2012, which resolutions ratify and approve the consummation of the transactions contemplated by the Note and Warrant Purchase Agreement and the other Transaction Documents. Such resolutions were adopted in compliance with the Company’s certificate of incorporation as in effect when adopted and Bylaws as in effect when adopted and are in full force and effect as of the date hereof and have not been amended, modified or rescinded. No other resolutions have been adopted relating to such subject matter by the stockholders of the Company.

(Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, the undersigned has executed this Secretary’s Certificate as of the date first written above.

J. Casey McGlynn, Secretary

EXHIBIT G

PRO RATA SHARES OF ELIGIBLE INVESTORS

Name of Eligible Investor	Pro Rata Share
Preferred Stockholders:
MDV VIII, L.P.	$869,556.69
New Leaf Ventures II, L.P.	$462,502.95
St. Jude Medical, Inc.	$371,290.68
Synergy Life Science Partners, LP	$869,556.69
The Board of Trustees of the Leland Stanford Junior University (PVF)	$85,117.61
KFBSF Private Equity Fund II, L.P.	$15,748.00
WS Investment Company, LLC (2012A)	$2,475.23
Kaiser Permanente Ventures, LLC - Series A	$177,885.84
Kaiser Permanente Ventures, LLC - Series B	$111,178.65
The Permanente Federation, LLC - Series J	$34,687.66

SUBTOTAL:	$3,000,000.00

Common Stockholders:
Uday Kumar and Trusts	$335,298.19
William F. Willis	$69,258.45
Sally Willis	$45,006.99
Jay H. Alexander Declaration of Trust Dated November 12, 1987	$4,801.49
Joseph D. Ilvento, MD and Judy C. Dean, MD Profit Sharing Trust for Staff	$2,274.36
Scott B. Gibson	$2,274.36
Makower Family Trust	$2,653.47
Mirro Family Partnership	$7,238.62
Michael D. Goldberg Family Trust	$2,228.89
Katz Family Ventures, LLC	$1,516.29
Vance Vanier and Kathleen Vanier	$1,401.40

SUBTOTAL:	$473,952.51

TOTAL FOR ALL ELIGIBLE INVESTORS:	$3,473,952.51